Exhibit 10.34
DYNEGY MIDWEST GENERATION, INC. 401(K) SAVINGS PLAN
As Amended and Restated

Effective January 1, 2009

TABLE OF CONTENTS

I. DEFINITIONS AND CONSTRUCTION	1
1.1 Definitions	1
1.2 Number and Gender	12
1.3 Headings	12
1.4 Construction	12

II. PARTICIPATION	12
2.1 Eligibility	12
2.2 Transferred Employees	13

III. CONTRIBUTIONS	13
3.1 Before-Tax Contributions	13
3.2 After-Tax Contributions	16
3.3 Employer Matching Contributions	17
3.4 Employer Discretionary Contributions	18
3.5 Employer Discretionary Qualified Matching Contributions	18
3.6 Restrictions on Employer Matching Contributions and After-Tax Contributions	19
3.7 Return of Contributions	19
3.8 Disposition of Excess Deferrals and Excess Contributions	20
3.9 Rollover Contributions	22

IV. ALLOCATIONS AND LIMITATIONS	23
4.1 Allocation of Contributions to Accounts	23
4.2 Application of Forfeitures	25
4.3 Valuation of Accounts	25
4.4 Limit on Annual Additions Under Section 415	25
4.5 Recharacterizations	26

V. INVESTMENT OF ACCOUNTS	26
5.1 Investment of ESOP Subaccounts	26
5.2 Investment of Certain Employer Contributions	26
5.3 Investment of Accounts	26
5.4 VBO Investments	27
5.5 Pass-Through Voting and Other Rights with Respect to Company Stock	27
5.6 Stock Splits and Stock Dividends	28

VI. ESOP AND ESOP ALLOCATIONS	28
6.1 Article Controls	28
6.2 Purpose of ESOP	28
6.3 Nature of the ESOP	28
6.4 Requirements as to Exempt Loan	28
6.5 Use of Exempt Loan Proceeds	30
6.6 Loan Repayment Contributions	30
6.7 Release and Allocation of Financed Stock	30

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6.8 Investment of Accounts	31
6.9 Dividends	31
6.10 “Put” Option	32
6.11 Right of First Refusal	33
6.12 Investment of Trust Fund in Company Stock	34
6.13 Company Stock Valuation	34

VII. GENERAL BENEFITS	34
7.1 No Benefits Unless Herein Set Forth	34
7.2 Severance from Employment Benefit	34
7.3 Disability Benefit	35
7.4 Vesting of Accounts	35

VIII. DEATH BENEFITS	35
8.1 Death Benefits	35
8.2 Designation of Beneficiaries	35

IX. PAYMENT OF BENEFITS	36
9.1 Determination of Benefit Commencement Date	36
9.2 Minimum Distribution Requirements	37
9.3 Form of Payment and Payee	41
9.4 Direct Rollover Election	41
9.5 Transfers to Collectively Bargained Plan	42
9.6 Notice of Direct Rollover Distribution	42
9.7 Unclaimed Benefits	43
9.8 Claims Review	43

X. IN-SERVICE WITHDRAWALS	47
10.1 In-Service Withdrawals	47
10.2 Restriction on In-Service Withdrawals	49

XI. LOANS	49

XII. ADMINISTRATION OF THE PLAN	50
12.1 General Administration of the Plan	50
12.2 Records and Procedures	50
12.3 Meetings	50
12.4 Self-Interest of Members	50
12.5 Compensation and Bonding	51
12.6 Committee Powers and Duties	51
12.7 Employer to Supply Information	52
12.8 Temporary Restrictions	52
12.9 Indemnification	52

XIII. TRUSTEE AND ADMINISTRATION OF TRUST FUND	53
13.1 Trust Agreement	53
13.2 Payment of Expenses	53
13.3 Trust Fund Property	53
13.4 Distributions from Participants’ Accounts	53
13.5 Payments Solely from Trust Fund	53
13.6 No Benefits to Company/Employer	54

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XIV. FIDUCIARY PROVISIONS	54
14.1 Article Controls	54
14.2 General Allocation of Fiduciary Duties	54
14.3 Delegation of Fiduciary Duties	54
14.4 Investment Manager	54
14.5 Independent Fiduciary	55

XV. AMENDMENTS	56
15.1 Right to Amend	56
15.2 Limitation on Amendments	56

XVI. DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, PARTIAL TERMINATION, AND MERGER OR CONSOLIDATION	57
16.1 Right to Discontinue Contributions, Terminate, or Partially Terminate	57
16.2 Procedure in the Event of Discontinuance of Contributions, Termination, or Partial Termination	57
16.3 Merger, Consolidation, or Transfer	58

XVII. PARTICIPATING EMPLOYERS	58
17.1 Designation of Other Employers	58
17.2 Single Plan	59

XVIII. MISCELLANEOUS PROVISIONS	59
18.1 Not Contract of Employment	59
18.2 Spendthrift Clause	59
18.3 Uniformed Services Employment and Reemployment Rights Act Requirements	61
18.4 Payments to Minors and Incompetents	61
18.5 Acquisition and Holding of Company Stock	61
18.6 Power of Attorney Designations	61
18.7 Participant’s and Beneficiary’s Addresses	61
18.8 Incorrect Information, Fraud, Concealment, or Error	62
18.9 Severability	62
18.10 Jurisdiction	62

XIX. TOP-HEAVY STATUS	62
19.1 Article Controls	62
19.2 Definitions	62
19.3 Top-Heavy Status	64
19.4 Top-Heavy Contribution	64
19.5 Termination of Top-Heavy Status	65
19.6 Effect of Article	65
APPENDIX A PARTICIPATING EMPLOYERS
APPENDIX B LOAN POLICY

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DYNEGY MIDWEST GENERATION, INC. 401(K) SAVINGS PLAN

WITNESSETH:
WHEREAS, Dynegy Inc., a Delaware corporation (“Dynegy”), has heretofore adopted the Dynegy Midwest Generation, Inc. 401(k) Savings Plan hereinafter referred to as the “Plan” for the benefit of its eligible employees;
WHEREAS, Dynegy desires to amend the Plan in several respects and to restate the Plan, intending thereby to provide an uninterrupted and continuing program of benefits; and
WHEREAS, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 2009, except as otherwise indicated herein:

I.
DEFINITIONS AND CONSTRUCTION
1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.
(a) Account(s): A Participant’s After-Tax Account, Before-Tax Account, Employer Contribution Account, Rollover Contribution Account, Catch-Up Contribution Account, TRASOP Transfer Account, Class Settlement Account I, Class Settlement Account II, and/or Roth Account, including the amounts credited thereto.
(b) Act: The Employee Retirement Income Security Act of 1974, as amended.
(c) After-Tax Account: An individual account for each Participant, which is credited with (i) all After-Tax Contributions held in such account on the Effective Date, and (ii) all amounts of After-Tax Contributions that are deferred and/or accrued after the Effective Date. Such Account shall also be adjusted to reflect changes in value as provided in Section 4.3.
(d) After-Tax Contributions: Contributions made to the Plan by a Participant in accordance with Section 3.2.
(e) Before-Tax Account: An individual account for each Participant, which is credited with (i) all Before-Tax Contributions made by the Employer on such Participant’s behalf in such account on the Effective Date, (ii) all amounts of Before-Tax Contributions deferred and/or accrued after the Effective Date, and (iii) the Employer Discretionary Qualified Matching Contributions, if any, made on such Participant’s behalf pursuant to Section 3.5 to satisfy the restrictions set forth in Section 3.1(e) in such account. Such Account shall also be adjusted to reflect changes in value as provided in Section 4.3.
(f) Before-Tax Contributions: Contributions made to the Plan by the Employer on a Participant’s behalf in accordance with the Participant’s elections to defer Compensation under the Plan’s qualified cash or deferred arrangement as described in Section 3.1.
(g) Benefit Commencement Date: With respect to each Participant or beneficiary, the date such Participant’s or beneficiary’s benefit is paid to him from the Trust Fund as determined in accordance with Section 9.1.
(h) Catch-Up Contribution Account: An individual account for each Participant which is credited with Catch-Up Contributions made in accordance with Section 3.1(h) of the Plan. Such Account shall also be adjusted to reflect changes in value as provided in Section 4.3.

(i) Catch-Up Contributions: Contributions made to the Plan by the Employer on a Participant’s behalf in accordance with the Participant’s elections to defer Compensation under the Plan’s qualified cash or deferred arrangement as described in Section 3.1(h).
(j) Class Settlement Account I: A separate account established for each person who is an Allocation Participant (as defined below) that is credited by the Trustee with the respective restorative payment awarded to such Allocation Participant pursuant to the Stipulation and Agreement of Settlement approved by the United States District Court for the Southern District of Texas, Houston Division, in the matter of In re Dynegy Inc. Securities Litigation, Civil Action No. H-02-1571. For purposes of this Section 1.1(j), the term “Allocation Participant” shall mean each Participant and former Participant and each beneficiary (or alternate payee) of a Participant or former Participant who is within the Settlement Class as defined in the Stipulation and Agreement of Settlement and who shall be deemed to be a Participant or beneficiary (or alternate payee) under the Plan to the extent necessary or appropriate, including, but not limited to, with respect to the unclaimed benefit provisions under Article IX of the Plan. The amounts credited to a Class Settlement Account I shall be fully vested. If the Trustee receives settlement proceeds in the form of Company Stock to be allocated to the Class Settlement Account I of each Allocation Participant, such Company Stock shall be invested in the Company Stock Fund until the Allocation Participant directs to change such investment pursuant to Section 5.3(c). If the Trustee receives cash settlement proceeds that are to be allocated to the Class Settlement Account I of each Allocation Participant, during the period prior to such allocation, such settlement proceeds shall be invested in the Vanguard Prime Money Market Fund. Notwithstanding the provisions of Section 5.3(a), cash settlement proceeds in the Class Settlement Account I of each Allocation Participant shall be invested in accordance with Paragraph (1) or (2) below, as applicable, until the Allocation Participant directs to change such investment pursuant to Section 5.3(c):
(1) If an Allocation Participant is an Eligible Employee with an existing Account balance in the Plan and is either currently contributing to the Plan or previously contributed to the Plan, such Allocation Participant’s cash settlement proceeds in the Class Settlement Account I shall be invested in accordance with such Allocation Participant’s most recent investment direction for contributions to the Plan; or

(2) If an Allocation Participant is not described in Paragraph (1) above, the cash settlement proceeds in the Class Settlement Account I of such Allocation Participant shall be invested in the appropriate Investment Fund set forth below as determined on the basis of the age of the Allocation Participant, unless such Allocation Participant is the beneficiary (or alternate payee) of a Participant or former Participant, in which case the attained age of such Participant or former Participant, whether or not deceased, shall be used instead of the age of the Allocation Participant:

Fund Name	Age of Participant or Former Participant

Vanguard Target Retirement Income Fund	Ages 65 or older

Vanguard Target Retirement 2005 Fund	Ages 60 to 64

Vanguard Target Retirement 2015 Fund	Ages 50 to 59

Vanguard Target Retirement 2025 Fund	Ages 40 to 49

Vanguard Target Retirement 2035 Fund	Ages 30 to 39

Vanguard Target Retirement 2045 Fund	Up to Age 29
(k) Class Settlement Account II: A separate account established for each person who is an Allocation Participant (as defined below) that is credited by the Trustee with the respective restorative payment awarded to such Allocation Participant pursuant to the Settlement Agreement approved by the United States District Court for the Southern District of Texas, Houston Division, in the matter of In re Dynegy Inc. ERISA Litigation, Civil Action No. 4:06-cv-00160. For purposes of this Section 1.1(k), the term “Allocation Participant” shall mean each Participant and former Participant and each beneficiary (or alternate payee) of a Participant or former Participant who is within the Settlement Class as defined in the Settlement Agreement and who shall be deemed to be a Participant or beneficiary (or alternate payee) under the Plan to the extent necessary or appropriate, including, but not limited to, with respect to the unclaimed benefit provisions under Article IX of the Plan. The amounts credited to a Class Settlement Account II shall be fully vested. If the Trustee receives settlement proceeds that are to be allocated to the Class Settlement Account II of each Allocation Participant, during the period prior to such allocation, such settlement proceeds shall be invested in the Vanguard Prime Money Market Fund. Notwithstanding the provisions of Section 5.3(a), the Class Settlement Account II of each Allocation Participant shall be invested in accordance with Paragraph (1) or (2) below, as applicable, until the Allocation Participant directs to change such investment pursuant to Section 5.3(c):
(1) If an Allocation Participant is an Eligible Employee with an existing Account balance in the Plan and is either currently contributing to the Plan or previously contributed to the Plan, such Allocation Participant’s Class Settlement Account II shall be invested in accordance with such Allocation Participant’s most recent investment direction for contributions to the Plan; or

(2) If an Allocation Participant is not described in Paragraph (1) above, the Class Settlement Account II of such Allocation Participant shall be invested in the appropriate Investment Fund set forth below as determined on the basis of the age of the Allocation Participant, unless such Allocation Participant is the beneficiary (or alternate payee) of a Participant or former Participant in which case the attained age of such Participant or former Participant, whether or not deceased, shall be used instead of the age of the Allocation Participant:

Fund Name	Age of Participant or Former Participant

Vanguard Target Retirement Income Fund	Ages 65 or older

Vanguard Target Retirement 2005 Fund	Ages 60 to 64

Vanguard Target Retirement 2015 Fund	Ages 50 to 59

Vanguard Target Retirement 2025 Fund	Ages 40 to 49

Vanguard Target Retirement 2035 Fund	Ages 30 to 39

Vanguard Target Retirement 2045 Fund	Up to Age 29
(l) Code: The Internal Revenue Code of 1986, as amended.
(m) Collectively Bargained Plan: The Dynegy Midwest Generation, Inc. 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement, as amended from time to time.
(n) Committee: The Dynegy Inc. Benefit Plans Committee.
(o) Company: Dynegy Inc., a Delaware corporation, and any successor thereto.
(p) Company Stock: The Class A common stock, $0.01 par value, of the Company.
(q) Company Stock Fund: An Investment Fund established to invest in Company Stock and such reserves of cash or cash equivalents as are necessary to meet the liquidity needs of the fund.

(r) Compensation: The regular or base salary or wages (but (i) including regular or base salary or wages paid during a military leave of absence, and (ii) excluding overtime payments and bonuses (other than that described below)) paid by the Employer to or for the benefit of a Participant for services rendered or labor performed for the Employer while a Participant and an Eligible Employee, provided that the following items shall be included as “Compensation:”
(1) Any amounts subject to a deferral election pursuant to Section 3.1 of the Plan;
(2) Elective contributions made on a Participant’s behalf by the Employer that are not includible in income under Sections 125, 402(e)(3), 402(h), or 403(b) of the Code and any amounts that are not includible in the gross income of a Participant under a salary reduction agreement by reason of the application of Section 132(f) of the Code;
(3) Compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) of the Code;
(4) Employee contributions described in Section 414(h) of the Code that are picked up by the employing unit and are treated as employer contributions; and
(5) If a Participant is scheduled to work a 12 hour shift, the regularly scheduled overtime will be included as Compensation, and is calculated by multiplying his straight time hourly rate of pay by the number of 12 hour shift regularly scheduled overtime hours for which he is paid, but excluding any other contributions or benefits under this Plan or any other pension, profit sharing, insurance, hospitalization or other plan or policy maintained by an Employer for the benefit of such Participant, bonuses, overtime, commissions, and all other extraordinary and unusual payments.
Notwithstanding the foregoing, the Compensation of any Participant taken into account for purposes of the Plan shall be limited to $245,000 for any Plan Year with such limitation to be (i) adjusted automatically to reflect any amendments to Section 401(a)(17) of the Code and any cost-of-living increases authorized by Section 401(a)(17) of the Code, and (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.
(s) Compensation Committee: The Compensation and Human Resources Committee of the Board of Directors of the Company.
(t) Controlled Entity: Each corporation that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which the Company or the Employer is a member, each trade or business (whether or not incorporated) with which the Company or the Employer is under common control, within the meaning of Section 414(c) of the Code, and each member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which the Company or the Employer is a member.
(u) Directors: The Board of Directors of the Company.
(v) Direct Rollover: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

(w) Distributee: Each (i) Participant entitled to an Eligible Rollover Distribution, (ii) Participant’s surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (iii) former spouse of a Participant who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution. Notwithstanding the previous sentence, effective January 1, 2008, a Distributee shall also include a nonspouse beneficiary, but only with regard to the Participant’s interest under the Plan.
(x) Effective Date: January 1, 2009, as to this restatement of the Plan, except (i) as otherwise indicated in specific provisions of the Plan, and (ii) that provisions of the Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation and shall apply, as of such required effective date, to any plan merged into this Plan. The original effective date of the Plan was June 1, 1984.
(y) Eligible Employee: Each Employee other than (i) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan, (ii) a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States, (iii) a Leased Employee, (iv) an individual who is deemed to be an Employee pursuant to Treasury Regulations issued under Section 414(o) of the Code, and (v) an Employee who has waived participation in the Plan through any means including, but not limited to, an Employee whose employment is governed by a written agreement with the Employer (including an offer letter setting forth the terms and conditions of employment) that provides that the Employee is not eligible to participate in the Plan (a general statement in the agreement, offer letter, or other communication stating that the Employee is not eligible for benefits shall be construed to mean that the Employee is not an Eligible Employee), and (vi) an Employee of an entity that has been designated to participate in the Plan pursuant to the provisions of Article XVI to the extent that such entity’s designation specifically excepts such Employee’s participation. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor or other non-common law employee shall be eligible to become a Participant in the Plan. It is expressly intended that individuals not treated as common law employees by the Employer are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees.
(z) Eligible Retirement Plan: Any of (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code, (iv) a qualified plan described in Section 401(a) of the Code, which under its provisions does, and under applicable law may, accept a Distributee’s Eligible Rollover Distribution, (v) an annuity contract described in Section 403(b) of the Code, (vi) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from the Plan, and (vii) effective January 1, 2008, a Roth IRA described in Section 408A(b) of the Code. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

Notwithstanding the foregoing, effective January 1, 2008, in the case of an Eligible Rollover Distribution to a beneficiary who is a designated beneficiary as defined in Section 401(a)(9)(E) of the Code and is not a surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity established for purposes of receiving the distribution that is treated as an inherited account under Section 402(c)(11) of the Code. If the designated beneficiary is a trust, an Eligible Retirement Plan is limited to an individual retirement account created on behalf of the trust that satisfies the requirements to be a designated beneficiary within the meaning of Section 401(a)(9)(E) of the Code.
(aa) Eligible Rollover Distribution: With respect to a Distributee, any distribution of all or any portion of the Accounts of a Participant other than (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary or for a specified period of ten (10) years or more, (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (iv) a loan treated as a distribution under Section 72(p) of the Code and not excepted by Section 72(p)(2), (v) a loan in default that is a deemed distribution, (vi) any corrective distribution provided in Sections 3.8 and 4.4(c), (vii) a distribution pursuant to Section 10.1(g), and (viii) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.
Notwithstanding the foregoing or any other provision of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
Notwithstanding the foregoing or any other provision of the Plan, an Eligible Rollover Distribution to a nonspouse beneficiary is not subject to the direct rollover requirements of Section 401(a)(31) of the Code, the notice requirements of Section 402(f) of the Code or the mandatory withholding requirements of Section 3405(c) of the Code. If a nonspouse beneficiary receives an Eligible Rollover Distribution from the Plan, the distribution is not eligible for a “60-day” rollover.
(bb) Employee: Each (i) individual employed by the Employer (as reported on the Employer’s payroll records and for whom the Employer has FICA taxes withheld), and (ii) Leased Employee.

(cc) Employer: Dynegy Midwest Generation, Inc. and each entity listed on Appendix A that has been designated to participate in the Plan pursuant to the provisions of Article XVII. The Company is not an Employer.
(dd) Employer Contribution Account: An individual account for each Participant, which is comprised of the following subaccounts:
(1) ESOP Subaccount: The portion of a Participant’s Employer Contribution Account that, except to the extent provided otherwise in accordance with an election by a Participant pursuant to Section 6.8(b), is credited with (i) all of the Participant’s ESOP Employer Contributions on the Effective Date, and (ii) all additional ESOP Employer Contributions contributed and/or accrued after the Effective Date. The ESOP Subaccount shall be adjusted to the extent provided in Section 6.8(c). The ESOP Subaccount shall also be adjusted to reflect such subaccount’s change in value as provided in Section 4.3. The ESOP Subaccount shall be invested in Company Stock in accordance with Article VI; and
(2) Non-ESOP Subaccount: The portion of a Participant’s Employer Contribution Account that is credited with the sum of (i) all of the Participant’s non-ESOP Employer Contributions on the Effective Date, (ii) all additional non-ESOP Employer Contributions contributed and/or accrued after the Effective Date, and (iii) all Employer Discretionary Qualified Matching Contributions, if any, made on such Participant’s behalf pursuant to Section 3.5 to satisfy restrictions set forth in Section 3.6. The Non-ESOP Subaccount shall be adjusted to the extent provided in Section 6.8(b) and (c). The Non-ESOP Subaccount shall also be adjusted to reflect such subaccount’s change in value as provided in Section 4.3.
(ee) Employer Contributions: The total of Employer Matching Contributions, Employer Discretionary Contributions and Employer Discretionary Qualified Matching Contributions.
(ff) Employer Discretionary Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.4.
(gg) Employer Discretionary Qualified Matching Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.5.
(hh) Employer Matching Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.3.
(ii) ESOP: The employee stock ownership plan maintained as a part of the Plan pursuant to Article VI.
(jj) ESOP Subaccount: The subaccount of a Participant’s Employer Contribution Account defined in Section 1.1(dd). In addition to other provisions of the Plan, a Participant’s ESOP Subaccount shall be subject to Article VI and, in the event of any conflict, Article VI shall control.

(kk) Exempt Loan: A loan that satisfies the provisions of Treasury Regulations Section 54.4975-7(b) made to the Trustee pursuant to the provisions of Article VI.
(ll) Financed Stock: The Company Stock acquired with the proceeds of an Exempt Loan.
(mm) 415 Compensation: Compensation as defined under Section 415(c)(3) of the Code and Treasury Regulations issued pursuant thereto.
(nn) Highly Compensated Employee: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the “Determination Year”) and who:
(1) Is a five-percent owner of the Employer (within the meaning of Section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the “Look-Back Year”); or
(2) For the Look-Back Year:
(A) Receives compensation (within the meaning of Section 414(q)(4) of the Code; “compensation” for purposes of this Paragraph) in excess of $90,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by Section 414(q)(1) of the Code) during the Look-Back Year; and
(B) If the Committee elects the application of this clause in such Look-Back Year, is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in Section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.
For purposes of the preceding sentence, (i) all employers aggregated with the Employer under Sections 414(b), (c), (m), or (o) of the Code shall be treated as a single employer, and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee’s fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a “highly compensated employee” set forth in Section 414(q) of the Code and the Treasury Regulations thereunder, the relevant terms and provisions of Section 414(q) of the Code and the Treasury Regulations thereunder shall govern and control.
(oo) Incentive Contribution Subaccount: The subaccount of a Participant’s Employer Contribution Account that is comprised of the balance referred to in Clause (1) of Section 1.1(dd).

(pp) Independent Fiduciary: The person or entity acting with respect to the Company Stock Fund, as provided in Section 14.5.
(qq) Investment Fund: Investment funds made available from time to time for the investment of Plan assets as described in Article V.
(rr) Leased Employee: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that (i) such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year, and (ii) such services are performed under primary direction or control by the Employer or a Controlled Entity.
(ss) Non-ESOP Subaccount: The subaccount of a Participant’s Employer Contribution Account defined in Section 1.1(dd).
(tt) Normal Retirement Date: The date a Participant attains the age of sixty-five.
(uu) Participant: Each individual who has met the eligibility requirements for participation in the Plan pursuant to Article II, or (ii) has made a Rollover Contribution in accordance with Section 3.9, but only to the extent provided in Section 3.9. For purposes of Articles V and VI and Section 18.6 only, the beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order (as defined in Section 18.2) shall have the rights of a Participant.
(vv) Plan: The Dynegy Midwest Generation, Inc. 401(k) Savings Plan, as amended from time to time.
(ww) Plan Year: The twelve-consecutive month period commencing January 1 of each year.
(xx) Rollover Contribution Account: An individual account for a Participant, which is comprised of the following subaccounts:
(1) Employee After-Tax Rollover Subaccount: A subaccount for such Participant that is credited with (i) the balance of his Rollover Contributions consisting of after-tax employee contributions on the Effective Date, if any, and (ii) any additional Rollover Contributions consisting of after-tax employee contributions. A Participant’s Employee After-Tax Rollover Subaccount shall be adjusted to reflect changes in value as provided in Section 4.3.
(2) Employee Rollover Subaccount: A subaccount for such Participant that is credited with (i) the balance of his Employee Rollover Subaccount on the Effective Date, and (ii) any additional Rollover Contributions consisting of amounts other than after-tax employee contributions and Roth Contributions. A Participant’s Employee Rollover Subaccount shall be adjusted to reflect changes in value as provided in Section 4.3.

(3) Employee Roth Rollover Subaccount: A subaccount for such Participant that is credited with (i) the balance of his Employee Roth Rollover Subaccount on the Effective Date, and (ii) any additional Rollover Contributions consisting of Roth Contributions. A Participant’s Employee Roth Rollover Subaccount shall be adjusted to reflect changes in value as provided in Section 4.3.
(yy) Rollover Contributions: Contributions made by a Participant pursuant to Section 3.9.
(zz) Roth Account: An individual account for each Participant which is credited with Roth Contributions, if any, made in accordance with Section 3.1(i) of the Plan. Such Account shall also be adjusted to reflect changes in value as provided in Section 4.3.
(aaa) Roth Contributions: Contributions made by a Participant pursuant to Section 3.1(i).
(bbb) Severance from Employment: The term “Severance from Employment” shall have the same meaning as set forth in Treasury Regulation Section 1.401(k)-1(d). A Severance from Employment occurs when the Participant ceases to be an Employee of an Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the Employee’s new employer maintains such Plan with respect to the Employee. For example, if a new employer maintains the Plan with respect to an Employee by continuing or assuming sponsorship of the Plan or by accepting a transfer of Plan assets and liabilities (within the meaning of Section 414(1) of the Code) with respect to the Employee, such Employee does not have a Severance from Employment.
(ccc) Suspense Account: The account under which Financed Stock is held until released and allocated to Participants’ ESOP Subaccounts.
(ddd) Total and Permanent Disability: A Participant shall be considered totally and permanently disabled if (i) the Participant has been determined to be disabled by the Social Security Administration, and (ii) the Participant is receiving payment of social security disability benefits.
(eee) TRASOP: The Illinois Power Company Tax Reduction Act Stock Ownership Plan, which was terminated effective October 31, 1988.
(fff) TRASOP Transfer Account: An individual account for each Participant who was a participant in the TRASOP and who had his account balances under the TRASOP transferred to the Plan, which is comprised of the following subaccounts:
(1) TRASOP Employee Subaccount: A subaccount for each such Participant that is attributable to employee contributions to the TRASOP. The TRASOP Employee Subaccount shall be adjusted to reflect such subaccount’s change in value as provided in Section 4.3.

(2) TRASOP Employer Subaccount: A subaccount for each such Participant that is attributable to employer contributions to the TRASOP. The TRASOP Employer Subaccount shall be adjusted to reflect such subaccount’s change in value as provided in Section 4.3.
(ggg) Trust: The trust(s) established under the Trust Agreement(s) to hold and invest contributions made under the Plan and income thereon, and from which Plan benefits are distributed.
(hhh) Trust Agreement: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.
(iii) Trust Fund: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Participants, together with all income, profits, and increments thereto.
(jjj) Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.
(kkk) VBO: The “Vanguard Brokerage Option” that is an Investment Fund under the Plan, as described in Section 5.4 of the Plan.
1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.
1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
1.4 Construction. It is intended that the Plan be qualified within the meaning of Section 401(a) of the Code and that the Trust be tax exempt under Section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.
II.
PARTICIPATION
2.1 Eligibility. Individuals hired on or after the Effective Date shall not be eligible to become a Participant in the Plan. Notwithstanding the foregoing:
(a) An Eligible Employee who was a Participant in the Plan on the day prior to the Effective Date shall remain a Participant in this restatement thereof as of the Effective Date;

(b) An Employee who has not become a Participant because he was not an Eligible Employee shall become a Participant immediately upon becoming an Eligible Employee as a result of a change in his employment status; and
(c) A Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder, make contributions to the Plan, or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.
2.2 Transferred Employees. Notwithstanding any foregoing provision of this Section to the contrary, if an employee of the Employer or a Controlled Entity (i) ceases to satisfy the eligibility requirements of the Collectively Bargained Plan because he is no longer employed as a member of a group of employees to which such plan has been extended and continues to be extended through a currently effective collective bargaining agreement between his employer and the collective bargaining representative of the group of employees of which he is a member, (ii) continues to be employed by the Employer or a Controlled Entity, and (iii) coincident with his cessation of eligibility for the Collectively Bargained Plan, satisfies the eligibility requirements of Section 2.1, then the sum of the amounts in his accounts under the Collectively Bargained Plan (including any outstanding loans) as of the date of the transfer hereinafter described shall be transferred as soon as practicable after such cessation to corresponding Accounts under the Plan in accordance with the requirements of Section 414(l) of the Code and the regulations thereunder, and, for periods after the date of such cessation, he shall cease to be a participant in the Collectively Bargained Plan and shall be a Participant in the Plan, subject to the terms and conditions of the Plan. Amounts transferred to the Plan pursuant to this Section shall not be considered annual additions for purposes of Section 415 of the Code and Section 4.4 of the Plan.
III.
CONTRIBUTIONS
3.1 Before-Tax Contributions.
(a) A Participant may elect to defer an integral percentage of not less than 1% of his Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. A Participant’s election to defer an amount of his Compensation pursuant to this Section shall be made by authorizing his Employer, in the manner prescribed by the Committee, to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The Compensation elected to be deferred by a Participant pursuant to this Section shall become a part of the Employer’s Before-Tax Contributions and shall be allocated in accordance with Section 4.1(a). Compensation for a Plan Year not so deferred by a Participant shall be received by such Participant in cash. Such elections cannot relate to Compensation that is currently available prior to the adoption or effective date of the Plan. In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (i) the performance of services relating to the contribution, and (ii) when the Compensation that is subject to the election would be currently available to the Participant in the absence of an election to defer. Such election can only be made with respect to amounts that are compensation as defined under Section 415(c)(3) of the Code and Treasury Regulation Section 1.415(c)-2. A Participant who is not in Qualified Military Service (as defined in Section 414(u) of the Code) cannot make an election with respect to an amount paid after the Participant’s Severance from Employment, unless the amount is paid within 2 1/2 months following the Participant’s Severance from Employment and is described in Treasury Regulation Section 1.415(c)-2(e)(3)(ii). For clarification purposes, the preceding sentence shall permit elections to apply to: (i) amounts earned prior to a Severance from Employment, and (ii) payments of sick leave and/or vacation pay paid to a Participant as soon as administratively feasible following Severance from Employment.

(b) A Participant’s deferral election shall remain in force and effect for all periods following the effective date of such election (which shall be as soon as administratively feasible after the election is made) until modified or terminated or until such Participant incurs a Severance from Employment or ceases to be an Eligible Employee. A Participant who has elected to defer a portion of his Compensation may change his deferral election percentage, effective as of the next available pay date, by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee.
(c) A Participant may cancel his deferral election, effective as of the next available pay date by communicating such cancellation to his Employer in the manner and within the time period prescribed by the Committee. A Participant who so cancels his deferral election may resume deferrals, effective as of the next available pay date, by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Committee.
(d) In restriction of the Participants’ elections provided in Paragraphs (a), (b), and (c) above, the Before-Tax Contributions and the elective deferrals (within the meaning of Section 402(g)(3) of the Code) under all other plans, contracts, and arrangements of the Employer on behalf of any Participant for any calendar year shall not exceed $16,500 for calendar year 2009, (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by Section 402(g)(4) of the Code).
(e) In further restriction of the Participants’ elections provided in Paragraphs (a), (b), and (c) above, it is specifically provided that one of the actual deferral percentage tests set forth in Section 401(k)(2) of the Code and Treasury Regulations thereunder (“ADP Test”) must be met in each Plan Year. Such testing shall utilize the current year testing method as such term is defined under Treasury Regulation Section 1.401(k)-2(a)(2)(ii). The actual deferral ratio (as such term is defined under Treasury Regulation Section 1.401(k)-6 (“ADR”) of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions (and Employer Discretionary Qualified Matching Contributions, if treated as elective contributions for purposes of the ADP Test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Section 401(k) of the Code, that are maintained by an Employer (or a Controlled Entity), shall be determined as if such elective contributions (and, if applicable, such Qualified Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements of an Employer (or a Controlled Entity) that have different Plan Years, then all elective contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Section 401(k) of the Code.

(f) If the Committee determines that a reduction of Compensation deferral elections made pursuant to Paragraphs (a), (b), and (c) above is necessary to ensure that the restrictions set forth in Paragraph (d) or (e) above are met for any Plan Year, the Committee may reduce the elections of affected Participants on a temporary and prospective basis in such manner as the Committee shall determine.
(g) As soon as administratively feasible following the end of each payroll period, but no later than the time required by applicable law, the Employer shall contribute to the Trust, as Before-Tax Contributions with respect to each Participant, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Participant during such payroll period. Such contributions, as well as the contributions made pursuant to Sections 3.3, 3.4, and 3.5 shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, except as provided in Article VI, the Plan is intended to qualify as a profit sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Code.
(h) Notwithstanding the foregoing, all Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for implementing the required limitations of Section 402(g) and 415 of the Code. Catch-Up Contributions shall not be matched by Employer Contributions in accordance with Section 3.3 of the Plan. Any Catch-Up Contribution made as a Roth Contribution under Section 3.1(i) shall be treated as a Roth Contribution for purposes of allocation, distribution and investment. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Notwithstanding any other provision of the Plan, Catch-up Contributions shall not be matched by Employer Contributions. Any Catch-Up Contribution made as a Roth Contribution under Section 3.1(i) shall be treated as a Roth Contribution for purposes of allocation, distribution and investment.
(i) Effective January 1, 2008, a Participant may elect to have some or all of his or her Before-Tax Contribution, as a whole percentage of Compensation, and some or all of any Catch-Up Contribution, contributed to the Plan as a Roth Contribution. A Roth Contribution means any Before-Tax Contribution that is (i) designated irrevocably by the Participant at the time of execution of the applicable payroll deduction authorization form supplied by the Employer as a Roth Contribution, (ii) treated by the Employer as included in the Participant’s income at the time the Participant would have received the amount in cash if the Participant had not made the election with respect to such Roth Contribution so that the Roth Contribution shall be wages subject to applicable withholding requirements, and (iii) maintained by the Plan in a separate, designated Roth Account. Roth Contributions shall be subject to the same dollar limits and nondiscrimination testing requirements as Before-Tax Contributions, and shall be subject to the same Plan provisions as Before-Tax Contributions for purposes of investment and distribution.

3.2 After-Tax Contributions.
(a) If the Before-Tax Contributions to be made with respect to a Participant are restricted by the limitations set forth in Section 3.1(d) for a calendar year, then, automatically and without any further action by such Participant, such Participant’s Compensation shall continue to be reduced by the percentage elected by the Participant and then in effect pursuant to Section 3.1(a), (b), or (c) for the remainder of such year but on an after-tax basis with such reductions to be contributed to the Plan as his After-Tax Contributions. Effective as of the first day of the following Plan Year, automatically and without any further action by the Participant, such Participant’s Compensation reduction election as then in effect under this Paragraph (a), as adjusted pursuant to Paragraphs (c), (d), and (f) below, shall revert to an election to defer Compensation pursuant to Section 3.1(a).
(b) Without limiting the applicability of Paragraph (a) above, a Participant may contribute to the Plan, as his After-Tax Contributions, an integral percentage of not less than 1% of his Compensation. After-Tax Contributions shall be made by authorizing the Employer to withhold such contributions from the Participant’s Compensation as of each payroll period. Each Participant may elect the amount of his After-Tax Contributions in the manner and within the time period prescribed by the Committee.
(c) A Participant may change the amount of his After-Tax Contributions pursuant to Paragraph (a) and/or (b) above effective as of the next available pay date by electing a new After-Tax Contribution percentage in the manner and within the time period prescribed by the Committee.
(d) A Participant may suspend his After-Tax Contributions pursuant to Paragraph (a) and/or (b) above effective as of the next available pay date in accordance with the procedures and within the time period prescribed by the Committee. Resumption of suspended After-Tax Contributions shall be made effective as of the next available pay date by making a new election in the manner and within the time period prescribed by the Committee; provided, however, that a Participant may not resume his After-Tax Contributions pursuant to Paragraph (a) above once such After-Tax Contributions have been suspended pursuant to this Paragraph.
(e) A Participant may at any time elect to make a lump sum After-Tax Contribution to the Plan. Such After-Tax Contribution shall be paid to the Employer by such Participant in cash (including personal check or other method approved by the Committee), in an amount determined by such Participant; provided, however, that such contribution may not exceed the otherwise applicable limits set forth in the Plan.

(f) If the restrictions set forth in Section 3.6 would not otherwise be met for any Plan Year, (i) the After-Tax Contribution elections made pursuant to Paragraphs (a), (b), (c), and (d) above of affected Participants may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine, and (ii) any After-Tax Contributions pursuant to Paragraph (e) above of affected Participants may be limited or disallowed.
(g) As soon as administratively feasible following (i) the end of each payroll period, or (ii) the receipt by the Employer of a Participant’s payment pursuant to Paragraph (e) above, but in either event no later than the time required by applicable law, the Employer shall contribute to the Trust the After-Tax Contributions withheld from the Participants’ Compensation during such payroll period or paid to the Employer in accordance with Paragraph (e) above, as applicable.
3.3 Employer Matching Contributions.
(a) For each payroll period, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 50% of the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants during such payroll period and that were not in excess of 6% of each such Participant’s Compensation for such payroll period.
(b) In addition to the Employer Matching Contributions made pursuant to Paragraph (a) above, for each Plan Year the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount equal to the difference, if any, between (i) 50% of the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each of the Eligible Participants during such Plan Year, and that were not in excess of 6% of each such Eligible Participant’s Compensation for such Plan Year, and (ii) the Employer Matching Contributions made pursuant to Paragraph (a) above for each such Eligible Participant for such Plan Year. For purposes of this Paragraph, the term “Eligible Participant” shall mean each Participant who was an Eligible Employee on the last day of the applicable Plan Year.
(c) Employer Matching Contributions pursuant to Paragraph (a) above shall be contributed to the Trust at the same time the related Before-Tax Contributions are contributed to the Trust, and Employer Matching Contributions pursuant to Paragraph (b) above shall be contributed to the Trust at the time determined by the Committee. At the sole discretion of the Directors or the Compensation Committee of the Company’s Board of Directors, Employer Matching Contributions on behalf of Participants shall be made in cash, in whole shares of Company Stock, or in any combination of cash and whole shares of Company Stock.
(d) Notwithstanding any foregoing provision of this Section to the contrary, if at any time an Exempt Loan is outstanding, then, to the extent permissible, Employer Matching Contributions shall be contributed to the ESOP in accordance with Section 6.6 and subsequently allocated pursuant to Section 4.1(c).
(e) Notwithstanding the preceding provisions of this Section 3.3, Roth Contributions (except Catch-Up Contributions made as Roth Contributions) shall be eligible for Employer Matching Contributions in the same manner and amount as Before-Tax Contributions.

3.4 Employer Discretionary Contributions.
(a) For each Plan Year, the Employer may contribute to the Trust, as an Employer Discretionary Contribution, an additional amount as determined in its discretion.
(b) If it has been so determined that an Employer Discretionary Contribution shall be made for any Plan Year, then such contribution shall be made in cash, in whole shares of Company Stock, or in any combination of cash and whole shares of Company Stock (as determined in the sole discretion of the Directors or the Compensation Committee of the Company’s Board of Directors).
(c) Notwithstanding any foregoing provision of this Section to the contrary, if at any time an Exempt Loan is outstanding, then, to the extent permissible, Employer Discretionary Contributions shall be contributed to the ESOP in accordance with Section 6.6 and subsequently allocated pursuant to Section 4.1(d).
3.5 Employer Discretionary Qualified Matching Contributions. In addition to the Employer Matching Contributions made pursuant to Section 3.3 and the Employer Discretionary Contributions made pursuant to Section 3.4, for each Plan Year, the Employer, in its discretion, may contribute to the Trust as an Employer Discretionary Qualified Matching Contribution for such Plan Year the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) (with respect to certain restrictions on Before-Tax Contributions) and the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.6 (with respect to certain restrictions on Employer Matching Contributions and After-Tax Contributions). Amounts contributed in order to satisfy the restrictions set forth in Section 3.1(e) shall be considered “Qualified Matching Contributions” (within the meaning of Treasury Regulation Section 1.401(k)-6, and amounts contributed in order to satisfy the restrictions set forth in Section 3.6 shall be considered Employer Matching Contributions.
Employer Discretionary Qualified Matching Contributions may be contributed to the Plan pursuant to the foregoing for purposes of satisfying the restrictions set forth in Section 3.1(e) only if the conditions described in Treasury Regulation Section 1.401(k)-2(a)(6) are satisfied. A contribution made pursuant to this Section 3.5 is not taken into account under the actual contribution percentage test (as defined under Treasury Regulation Section 1.401(k)-6 (“ACP Test”) or in determining the ADR for a Participant who is not a Highly Compensated Employee (a “NHCE”) to the extent that it exceeds the greatest of:
(a) Five percent (5%) of the NHCE’s Section 414(s) of the Code compensation for the Plan Year;
(b) The NHCE’s Before-Tax Contributions for the Plan Year; and
(c) The product of two (2) times the Plan’s “Representative Matching Rate” (as defined below) and the NHCEs Before-Tax Contributions for the Plan Year.

Any amounts contributed pursuant to this Paragraph shall be allocated in accordance with the provisions of Sections 4.1(e), (f) and (g). For purposes of this Paragraph, the “Matching Rate” for a Participant generally is the Employer Matching Contributions made for such Participant divided by the Participant’s Before-Tax Contributions for the Plan Year. For purposes of this Paragraph, the “Representative Matching Rate” is the lowest Matching Rate for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year (or, if greater, the lowest Matching Rate for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Before-Tax Contributions for the Plan Year). If the Matching Rate is not the same for all levels of Before-Tax Contributions for a Participant, then the Participant’s Representative Matching Rate is determined assuming that a Participant’s Before-Tax Contributions are equal to 6% of his compensation under Section 414(s) of the Code.
3.6 Restrictions on Employer Matching Contributions and After-Tax Contributions. In restriction of the Employer Matching Contributions and After-Tax Contributions hereunder, it is specifically provided that one of the actual contribution percentage tests set forth in Section 401(m) of the Code and Treasury Regulations thereunder (“ACP Test”) must be met in each Plan Year. Such testing shall utilize the current year testing method as such term is defined in Treasury Regulation Section 1.401(m)-2(a)(2)(ii). The Committee may elect, in accordance with applicable Treasury Regulations, to treat Before-Tax Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement. The actual contribution ratio (as such term is defined under Treasury Regulations Section 1.401(k)-6) (the “ACR”) for any Participant who is a Highly Compensated Employee and who is eligible to have Employer Matching Contributions or After-Tax Contributions allocated to his or her account under two (2) or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the same Employer (or Controlled Entity), shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, then all Employer Matching Contributions and After-Tax Contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Section 401(m) of the Code. If Employer Matching Contributions for any portion of a Plan Year are allocated in whole or in part to the ESOP Subaccounts of Participants pursuant to Section 3.3(d), then (i) a separate test under this Section for such Plan Year shall be performed with respect to such Employer Matching Contributions and (ii) a separate test under this Section for such Plan Year shall be performed with respect to After-Tax Contributions and all other Employer Matching Contributions, if any.
3.7 Return of Contributions. Anything to the contrary herein notwithstanding, the Employer’s contributions to the Plan are contingent upon the deductibility of such contributions under Section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.2. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.2.

3.8 Disposition of Excess Deferrals and Excess Contributions.
(a) Anything to the contrary herein notwithstanding, any Before-Tax Contributions and/or Roth Contributions to the Plan for a calendar year on behalf of a Participant in excess of the limitations set forth in Section 3.1(d) and any “excess deferrals” from other plans allocated to the Plan by such Participant no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, Section 402(g)(2) of the Code, shall be distributed to such Participant not later than April 15 of the next following calendar year.
(b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Before-Tax Contributions and/or Roth Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Before-Tax Contributions and/or Roth Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e) or 3.1(i) respectively, an excess amount shall be determined by reducing Before-Tax Contributions and/or Roth Contributions on behalf of Highly Compensated Employees in order of the highest ADRs to equal the highest permitted ADR in accordance with Section 401(k)(8)(B)(ii) of the Code and the Treasury Regulations thereunder. Once determined, the Committee may adjust the contributions of each affected Highly Compensated Employee by causing such excess amounts to be (i) recharacterized as Catch-Up Contributions pursuant to the provisions of Section 4.5 of the Plan to the maximum extent possible, and (ii) distributed to Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with Section 401(k)(8)(C) of the Code and the Treasury Regulations thereunder before the end of the next following Plan Year. Income allocable to such excess amounts with respect to a Plan Year shall be distributed therewith and shall include income for such Plan Year including the gap period between the end of such Plan Year and the date of distribution of such excess amounts computed under the safe harbor method of allocating gap period income set forth in Treasury Regulation Section 1.401(k)-2(b)(2)(iv)(D).
(c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Matching Contributions and After-Tax Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions and After-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.6, an excess amount shall be determined by reducing, first, After-Tax Contributions made by, and second, Employer Matching Contributions made on behalf of, Highly Compensated Employees in order of the highest ACR to equal the highest permitted ACR in accordance with Section 401(m)(6)(B)(i) of the Code and the Treasury Regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed by or on behalf of such Highly Compensated Employees in accordance with Section 401(m)(6)(C) of the Code and the Treasury Regulations thereunder (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. Income allocable to such excess amounts with respect to a Plan Year shall be distributed therewith and shall include income for such Plan Year including the gap period between the end of such Plan Year and the date of distribution of such excess amounts computed under the safe harbor method of allocating gap period income set forth in Treasury Regulation Section 1.401(m)-2(b)(2)(iv)(D). If separate testing is performed pursuant to the last sentence of Section 3.6, then the corrective actions described in this Paragraph shall be applied separately in a manner consistent with such separate testing.

(d) Effective January 1, 2008, in coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:
(1) First, excess Roth Contributions that constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed;
(2) Next, excess Roth Contributions that constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed, and the Employer Matching Contributions with respect to such Before-Tax Contributions shall be forfeited;
(3) Next, excess Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed;
(4) Next, excess Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed, and the Employer Matching Contributions with respect to such Before-Tax Contributions shall be forfeited;
(5) Next, excess Before-Tax Contributions described in Paragraph (b) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed;
(6) Next, excess Before-Tax Contributions described in Paragraph (b) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.3 shall be distributed, and the Employer Matching Contributions with respect to such Before-Tax Contributions shall be forfeited;
(7) Next, excess After-Tax Contributions described in Paragraph (c) above shall be distributed; and
(8) Finally, excess Employer Matching Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited).
(e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury Regulations.

3.9 Rollover Contributions.
(a) Rollover Contributions may be made to the Plan by any Participant of amounts received by such Participant from a qualified plan described in Section 401(a) or 403(a) of the Code or an annuity contract described in Section 403(b) of the Code. In addition, the Plan will accept a Rollover Contribution of the portion of a distribution received by a Participant from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. Rollover Contributions pursuant to this Paragraph may only be made to the Plan pursuant to and in accordance with applicable provisions of the Code and Treasury Regulations promulgated thereunder.
Notwithstanding the foregoing, effective January 1, 2008, the Plan will accept a Rollover Contribution of after-tax employee contributions and/or Roth contributions as Rollover Contributions. The Plan will account separately for amounts so transferred, including accounts separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.
(b) Rollover Contributions may be made to the Plan by any Participant of amounts received by such Participant from any of a qualified plan described in Section 401(a) or 403(a) of the Code (including after-tax employee contributions) or an annuity described in Section 403(b) of the Code (excluding after-tax employee contributions). Rollover Contributions may be made to the Plan only pursuant to and in accordance with applicable provisions of the Code and Treasury Regulations promulgated thereunder. A Rollover Contribution of amounts that are “eligible rollover distributions” within the meaning of Section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Participant or paid to the Plan as a “direct” Rollover Contribution.
(c) Any Participant desiring to effect a Rollover Contribution to the Plan must follow the procedures prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Participant furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury Regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Contribution Account of the Participant for whose benefit such Rollover Contribution is being made as of the day such Rollover Contribution is received by the Trustee.
Notwithstanding the foregoing, if a Participant’s interest under a qualified plan described in Section 401(a) of the Code is distributed in connection with an acquisition of stock or assets by an Employer or a Controlled Entity, the Participant’s entire outstanding loan under such plan may be contributed as a Rollover Contribution to this Plan, in accordance with this Section 3.9, provided that the transferor plan provides the Committee with a current favorable IRS determination letter issued to such transferor plan and trust or such other evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury Regulations. The Committee shall determine, in its discretion, whether or not a distribution is made in connection with an acquisition of stock or assets by an Employer or a Controlled Entity.

(d) A Participant who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Participant of the Plan in accordance with Section 2.2, shall become a Participant coincident with such Rollover Contribution; provided, however, that such Participant shall not have a right to defer Compensation, make contributions to the Plan, or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Section 2.2.
IV.
ALLOCATIONS AND LIMITATIONS
4.1 Allocation of Contributions to Accounts.
(a) Before-Tax Contributions made by the Employer on a Participant’s behalf shall be allocated to such Participant’s Before-Tax Account. Further, Catch-Up Contributions pursuant to Section 3.1(h) made by the Employer on a Participant’s behalf shall be allocated to such Participant’s Catch-Up Contribution Account.
(b) After-Tax Contributions made by a Participant pursuant to Section 3.2 shall be allocated to such Participant’s After-Tax Account.
(c) Employer Matching Contributions made by the Employer on a Participant’s behalf shall be allocated to such Participant’s Non-ESOP Subaccount (or, to the extent that such Employer Matching Contributions are initially invested in Company Stock or Section 3.3(d) applies, to such Participant’s ESOP Subaccount).
(d) The Employer Discretionary Contribution, if any, made pursuant to Section 3.4 for a Plan Year shall be allocated to the Non-ESOP Subaccounts (or, to the extent that such Employer Discretionary Contribution is initially invested in Company Stock or Section 3.4(c) applies, to the ESOP Subaccounts) of Participants who (i) were Eligible Employees on the last day of such Plan Year or (ii) incurred a Severance from Employment during such Plan Year on or after Normal Retirement Date or by reason of Total and Permanent Disability or death. The allocation to each such eligible Participant’s Non-ESOP Subaccount (or ESOP Subaccount, if applicable) shall be that portion of such Employer Discretionary Contribution which is in the same proportion that such Participant’s Compensation for such Plan Year bears to the total of all such Participants’ Compensation for such Plan Year.

(e) The Employer Discretionary Qualified Matching Contributions, if any, made pursuant to Section 3.5 for a Plan Year in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated to the Before-Tax Accounts of Participants who (i) received an allocation of Before-Tax Contributions for such Plan Year, and (ii) were not Highly Compensated Employees for such Plan Year (each such Participant individually referred to as an “Eligible Participant” for purposes of this Paragraph). Such allocation shall be made, first, to the Before-Tax Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the lesser of the limitation set forth in Treasury Regulation Section 1.401(k)-2(a)(6)(v) or the limitation set forth in Section 4.4 (the “401(k) Additional Contribution Limitation”) has been reached as to such Eligible Participant, then to the Before-Tax Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the 401(k) Additional Contribution Limitation has been reached as to such Eligible Participant, and continuing in such manner until the Employer Discretionary Qualified Matching Contribution for such Plan Year has been completely allocated or the 401(k) Additional Contribution Limitation has been reached as to all Eligible Participants.
(f) The Employer Discretionary Qualified Matching Contribution, if any, made pursuant to Section 3.5 for a Plan Year in order to satisfy the restrictions set forth in Section 3.6 shall be allocated to the Employer Contribution Accounts of Participants who (i) received an allocation of Employer Matching Contributions for such Plan Year, and (ii) were not Highly Compensated Employees for such Plan Year (each such Participant individually referred to as an “Eligible Participant” for purposes of this Paragraph). Such allocation shall be made, first, to the Employer Contribution Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the lesser of the limitation set forth in Treasury Regulation Section 1.401(m)-2(a)(5) or the limitation set forth in Section 4.4 (the “401(m) Additional Contribution Limitation”) has been reached as to such Eligible Participant; then to the Employer Contribution Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the 401(m) Additional Contribution Limitation has been reached as to such Eligible Participant, and continuing in such manner until the Employer Discretionary Qualified Matching Contribution for such Plan Year has been completely allocated or the 401(m) Additional Contribution Limitation has been reached as to all Eligible Participants.
(g) If an Employer Discretionary Qualified Matching Contribution is made in order to satisfy the restrictions set forth in both Section 3.1(e) and Section 3.6 for the same Plan Year, the Employer Discretionary Qualified Matching Contributions made in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated (pursuant to Paragraph (e) above) prior to allocating the Employer Discretionary Qualified Matching Contribution made in order to satisfy the restrictions set forth in Section 3.6 (pursuant to Paragraph (f) above). In determining the application of the limitations set forth in Section 4.4 to the allocations of Employer Discretionary Qualified Matching Contributions, all Annual Additions (as such term is defined in Section 4.4) to a Participant’s Accounts other than Employer Discretionary Qualified Matching Contributions shall be considered allocated prior to Employer Discretionary Qualified Matching Contributions.
(h) Roth Contributions pursuant to Sections 3.1 and 3.2, as applicable, made by the Employer on a Participant’s behalf shall be allocated to such Participant’s Roth Account.
(i) All contributions to the Plan shall be considered allocated to Participants’ Accounts no later than the last day of the Plan Year for which they were made, as determined pursuant to Article III, except that, for purposes of Section 4.3, contributions shall be considered allocated to Participants’ Accounts when received by the Trustee.

4.2 Application of Forfeitures. Any amounts that are forfeited under any provision hereof during a Plan Year shall be applied in the manner determined by the Committee to reduce Employer Matching Contributions and/or to pay expenses incident to the administration of the Plan and Trust. Prior to such application, forfeited amounts shall be held in suspense and invested in the Investment Fund or Funds designated from time to time by the Committee.
4.3 Valuation of Accounts. All amounts contributed to the Trust Fund shall be invested as soon as administratively feasible following their receipt by the Trustee, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution.
4.4 Limit on Annual Additions Under Section 415. Effective January 1, 2008, contributions hereunder shall be subject to the limitations of Code Section 415 and Treasury Regulations published pursuant to such Code Section on April 5, 2007, the provisions of which are specifically incorporated by reference; to the extent any portion of this Section conflicts with such Regulations, the provisions of the Regulations shall govern.
(a) The Annual Additions to a Participant’s Accounts hereunder (together with the Annual Additions to the Participant’s account(s) under any other defined contribution plans required to be aggregated with the Plan) for any Limitation Year may not exceed the lesser of:
(1) Forty-nine Thousand Dollars ($49,000.00), subject to cost-of-living increases as allowed under Code Section 415(d); or
(2) One hundred percent (100%) of the Participant’s 415 Compensation for the Limitation Year.
In the event the preceding limitations apply to an individual who is a Participant in this Plan and was a Participant in any other defined contribution plan maintained by the Employer, the limitations shall apply first to this Plan.
(b) For purposes of this Section the following definitions shall apply:
(1) “Annual Addition” shall mean the sum of the following additions to a Participant’s Accounts for the Limitation Year (i) employer contributions (including salary reduction contributions), (ii) employee contributions, and (iii) forfeitures, if any. For purposes of this definition, “Annual Additions” to other Employer defined contribution plans (also taken into account when applying the limitations in Paragraph (a) above) include any voluntary employee contributions to an account in a qualified defined benefit plan and any employer contribution to an individual retirement account or annuity under Code Section 408 or to a medical account for a key employee under Code Section 401(h) or 419A(d), except that the 25%-of-pay limit below shall not apply to employer contributions to a key employee’s medical account after his separation from service.
(2) “Limitation Year” shall be the Plan Year.
(c) In the event the limitations in this Section are not satisfied, correction shall be made under the rules provided in Revenue Procedure 2008-50 (and any successor to that Revenue Procedure).

4.5 Recharacterizations. In the event a Participant’s Before-Tax Contributions for a Plan Year do not equal a limitation described in Section 3.1(h) for any reason whether or not related to an election by a Participant, his Catch-Up Contributions, if any, for such Plan Year shall be recharacterized as Before-Tax Contributions for all purposes to the extent necessary to either (i) increase Before-Tax Contributions to equal such limitation, or (ii) exhaust the Catch-Up Contributions made for such Plan Year; provided; however, in no event shall such recharacterized Catch-Up Contributions be eligible to be matched by Employer Matching Contributions.
In the event a Participant who is eligible to elect Catch-Up Contributions pursuant to the provisions of Section 3.1(h) is determined by the Committee, applying the provisions of Section 3.8, to have excess deferrals for a Plan Year, then before causing a distribution of such Participant’s excess deferrals, the Committee may cause such Participant’s Before-Tax Contributions to be recharacterized as Catch-Up Contributions to the extent necessary to either (i) exhaust his excess deferrals, or (ii) increase his Catch-Up Contributions to the applicable limit under Section 414(v) of the Code for the Plan Year.
V.
INVESTMENT OF ACCOUNTS
5.1 Investment of ESOP Subaccounts. Participants’ ESOP Subaccounts shall be subject to, and invested in accordance with, Article VI. Except as provided in Article VI, the remaining provisions of this Article, other than Section 5.5, shall not apply to such ESOP Subaccounts.
5.2 Investment of Certain Employer Contributions. Subject to the Independent Fiduciary’s authority, pursuant to Section 14.5, to terminate the availability of the Company Stock Fund as an investment option under the Plan, Employer Matching Contributions and Employer Discretionary Contributions, and any earnings thereon, shall initially be invested in Company Stock Fund. In the event the Independent Fiduciary terminates the availability of the Company Stock Fund as an investment option under the Plan, the Independent Fiduciary shall designate an alternative investment fund to receive Employer Matching Contributions and Employer Discretionary Contributions pending further investment directions from the Participants and beneficiaries.
5.3 Investment of Accounts.
(a) Except as provided in Section 5.2, each Participant shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to each of his Accounts shall be invested from among the Investment Funds made available from time to time by the Committee, except that, subject to Section 14.5, there shall be a Company Stock Fund and the Committee may not eliminate such fund. With respect to the portion of a Participant’s Accounts that is subject to investment discretion, such Participant may designate one of such Investment Funds for all the amounts allocated to such portion of his Accounts (except to the extent otherwise provided by the Committee pursuant to Section 5.4 with respect to the VBO) or he may split the investment of the amounts allocated to such portion of his Accounts between such Investment Funds in such increments as the Committee may prescribe. Except as otherwise provided in Section 14.5, if a Participant fails to make a designation, then such portions of his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

(b) Except as provided in Section 5.2, a Participant may change his investment designation for future contributions to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.
(c) A Participant may elect to convert his investment designation with respect to the amounts already allocated to his Accounts (including, without limitation, the conversion of the investment designation with respect to amounts invested in Company Stock pursuant to Section 5.2). Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.
5.4 VBO Investments. One of the Investment Funds available for the investment of the amounts in a Participant’s Accounts under the Plan shall be the VBO. A Participant may designate that a portion of the amounts in his Accounts shall be invested in the VBO in accordance with the procedures, and subject to any limitations, established by the Committee. Upon such a designation, the amounts so invested in the VBO shall be available, in accordance with such Participant’s directions, for the purchase and subsequent sale of such stocks, bonds, mutual fund units, and other securities as the Committee shall make available from time to time. A Participant’s directions with respect to any such purchases and sales shall be effected in accordance with the procedures established by the Committee. Investment in the VBO by a Participant shall subject the amounts in his Accounts to such annual, transactional, or other fees and expenses as the Committee may determine. Further, investment in the VBO shall be subject to such other terms, conditions, and limitations as the Committee may from time to time determine. Voting and other rights associated with Participants’ investments in the VBO shall be exercisable by Participants to the extent and in the manner determined by the Committee in its sole discretion.
5.5 Pass-Through Voting and Other Rights with Respect to Company Stock.
(a) Each Participant shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to shares (and fractional shares) of Company Stock which have been allocated to the Participant’s Accounts including, but not limited to, the right to sell or retain shares in a public or private tender offer.
(b) All shares (and fractional shares) of Company Stock for which the Trustee has not received timely Participant directions shall be voted or exercised by the Trustee in the same proportion as the shares (and fractional shares) of Company Stock for which the Trustee received timely Participant directions, except in the case where to do so would be inconsistent with the provisions of Title I of the Act.

(c) Notwithstanding anything herein to the contrary, in the event of a tender offer for Company Stock, the Trustee shall interpret a Participant’s silence as a direction not to tender the shares of Company Stock allocated to the Participant’s Accounts and, therefore, the Trustee shall not tender any shares (or fractional shares) of Company Stock for which it does not receive timely directions to tender such shares (or fractional shares) from Participants, except in the case where to do so would be inconsistent with the provisions of Title I of the Act.
5.6 Stock Splits and Stock Dividends. Stock or other securities received by the Trustee by reason of a stock split, stock dividend, or recapitalization shall be appropriately allocated to the Accounts of each affected Participant.
VI.
ESOP AND ESOP ALLOCATIONS
6.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control.
6.2 Purpose of ESOP. The purpose of the ESOP is to enable Participants to acquire an ownership interest in the Company. As a means of accomplishing such purpose, the ESOP will be invested primarily in Company Stock. The ESOP is also designed to provide a technique of corporate finance to the Company or the Employer. Therefore, it may be used to accomplish the following objectives: to provide Participants with beneficial ownership of Company Stock; to meet general financing requirements of the Company or the Employer, including capital growth and transfer in the ownership of Company Stock; and to receive loans (or other extensions of credit) to finance the acquisition of Company Stock, with such loans (or credits) secured primarily by a commitment by the Employer to pay contributions to the Trust in amounts sufficient to enable principal and interest on such loans to be repaid.
6.3 Nature of the ESOP. The ESOP is designed to meet the requirements for an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of the Act, which may enter into one or more Exempt Loans. No loan shall be made to the ESOP which is (i) a loan made by a disqualified person (as such term is defined in Section 4975(e) of the Code), or (ii) a loan guaranteed by a disqualified person (as such term is defined in Section 4975(e) of the Code) unless all of the requirements of this Article VI have been satisfied. The ESOP Subaccounts shall be the portion of the Plan that constitutes an employee stock ownership plan, and the ESOP is intended to be a stock bonus plan qualified under Section 401(a) of the Code.
6.4 Requirements as to Exempt Loan.
(a) The terms of any Exempt Loan shall comply with all the requirements necessary to constitute an exempt loan within the meaning of Section 4975 of the Code and the applicable Treasury regulations, including each of the following requirements:
(1) The terms shall be as favorable to the ESOP as the terms of a comparable loan from arms-length negotiations between independent parties;
(2) The interest rate shall be no more than a reasonable interest rate considering all relevant factors including the amount and duration of the loan, the security and guarantee involved, the credit standing of the ESOP and the guarantor of the loan and the interest rate prevailing for comparable loans;

(3) The loan shall be without recourse against the ESOP;
(4) The loan must be for a specific term under which the number of years to maturity is definitely ascertainable at all times;
(5) The loan may not be payable at the demand of any person except in the case of default;
(6) The only assets of the ESOP that may be given as collateral for the loan are Company Stock acquired with the proceeds of the same or Company Stock used as collateral on a prior Exempt Loan and repaid with the proceeds of the same;
(7) No person entitled to payment under the loan shall have any right to assets of the ESOP other than collateral given for the loan, contributions made to the ESOP to enable it to meet its obligations under the loan and earnings attributable to such collateral and such contributions;
(8) The value of ESOP assets transferred in satisfaction of the loan upon an event of default shall not exceed the amount of the default;
(9) If the lender is a disqualified person (as such term is defined in Section 4975(e) of the Code), ESOP assets may only be transferred upon default only upon and to the extent of the failure of the ESOP to meet the payment schedule of the loan;
(10) Upon payment of any portion of the balance due on the loan, the assets pledged as collateral for such portion shall be released from encumbrance; and
(11) The loan shall be repaid only from amounts contributed to the ESOP by the Employer to enable the ESOP to repay such loan, earnings on such contributions and earnings on Financed Stock acquired with the proceeds of such loan (including dividends and proceeds of sale of such Financed Stock, so long as such use of proceeds complies with applicable requirements of the Code and regulations thereunder).
(b) Any Exempt Loan must be primarily for the benefit of Participants and their beneficiaries.
(c) Except as provided in Section 6.10 or as otherwise permitted by Section 4975(e)(7) of the Code and Treasury Regulations promulgated thereunder, Company Stock acquired with the proceeds of an Exempt Loan shall not be subject to a put, call, or other option or buy-sell or similar arrangement while held by or distributed from the Plan. The restrictive protections of this Paragraph (c) shall be nonterminable with respect to Company Stock acquired with the proceeds of an Exempt Loan and shall continue to exist regardless of whether such loan is repaid or the Plan ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Treasury Regulations promulgated thereunder.

6.5 Use of Exempt Loan Proceeds.
(a) The proceeds of any Exempt Loan shall be used within a reasonable time after receipt thereof to acquire Company Stock, to repay such loan or to repay a prior Exempt Loan.
(b) Company Stock acquired with the proceeds of any Exempt Loan shall at all times meet the requirements of Section 409(l) of the Code.
(c) All shares of Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall be allocated to the Suspense Account and held therein until released pursuant to the provisions of Section 6.7.
(d) In no event shall the proceeds of any Exempt Loan be used to enter into any transaction pursuant to which a taxpayer may elect nonrecognition treatment under Section 1042 of the Code.
6.6 Loan Repayment Contributions. With respect to a Plan Year during which there are shares of Financed Stock in the Suspense Account, the Employer shall make contributions to the ESOP in the form of, first, Employer Matching Contributions and, then, Employer Discretionary Contributions in an amount which, when added to dividends then available to amortize a then outstanding Exempt Loan, is sufficient to enable the Trustee to pay any currently maturing obligation under such Exempt Loan.
6.7 Release and Allocation of Financed Stock.
(a) The number of shares of Financed Stock to be released from the Suspense Account as soon as practicable following any amortization of an Exempt Loan shall equal the number of shares of Financed Stock in the Suspense Account immediately before release multiplied by a fraction. The numerator of the fraction shall be the amount of the payment of principal and interest on the Exempt Loan. The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid for all future periods over the duration of the Exempt Loan repayment period. If the Financed Stock includes more than one class of security, the number of shares to be released must be determined by applying the same fraction to each class.
(b) Following any such amortization of an Exempt Loan, the aggregate amount described in Paragraph (a) above for a Plan Year shall be allocated to Participants’ ESOP Subaccounts, first, as provided in Section 4.1(c) for such Plan Year and, then, the excess of the released amount over the Employer Matching Contributions for such Plan Year, if any, shall be allocated to Participants’ ESOP Subaccounts as provided in Section 4.1(d) for such Plan Year.
(c) In the event that the amount described in Paragraph (a) above includes assets other than Company Stock, each allocation to a Participant’s ESOP Subaccount pursuant to this Section 6.7 shall contain a pro rata part of Company Stock and such other assets.

6.8 Investment of Accounts.
(a) Participants’ ESOP Subaccounts shall be invested primarily in shares of Company Stock through the Company Stock Fund. For purposes of operational compliance with the requirement that Participants’ ESOP Subaccounts shall be invested “primarily” in shares of Company Stock, such ESOP Subaccounts, in the aggregate, will be deemed to be invested “primarily” in Company Stock if 80% or more of the aggregate assets of such ESOP Subaccounts are invested in Company Stock. Notwithstanding the foregoing, the portions of Participants’ ESOP Subaccounts consisting of shares of Company Stock that were purchased with the proceeds of any “employer reversion” as such term is defined in Section 4980(c)(2) of the Code (or a predecessor thereto) transferred to the Plan (“Employer Reversion”) shall at all times prior to distribution in accordance with the provisions of the Plan be invested 100% in shares of Company Stock.
(b) Notwithstanding the provisions of Paragraph (a) above, a Participant may elect, in accordance with the procedures established by the Committee, to liquidate any or all of the Company Stock held in his ESOP Subaccount (other than any portion of such Participant’s ESOP Subaccount consisting of shares of Company Stock which were purchased with the proceeds of any Employer Reversion) and transfer the amount resulting from such liquidation out of such ESOP Subaccount and into his Non-ESOP Subaccount. Upon any such transfer, such amounts shall be subject to all of the provisions of Article V and shall no longer be subject to the provisions of this Article VI.
(c) A Participant may elect, in accordance with the procedures established by the Committee, to direct that any amounts held in his Non-ESOP Subaccount shall be reallocated to his ESOP Subaccount. Amounts transferred pursuant to this Paragraph (c) shall be invested primarily in Company Stock, shall be subject to the provisions of this Article VI, and shall no longer be subject to the provisions of Article V except as expressly provided therein.
6.9 Dividends.
(a) Any dividends received by the Trustee which are attributable to Company Stock credited to a Participant’s ESOP Subaccount shall be allocated upon receipt by the Trustee to the ESOP Subaccount of such Participant to the same extent and in the same proportion as such dividends would have been received by such Participant had he been the direct owner of the Company Stock credited to his ESOP Subaccount. With respect to each Participant who incurs a Severance from Employment for any reason, so long as there are any shares of Company Stock in such Participant’s ESOP Subaccount, his ESOP Subaccount shall continue to receive dividend allocations pursuant to this Paragraph.
(b) Any dividends received by the Trustee which are attributable to Company Stock credited to the Suspense Account shall be used by the Trustee to make Exempt Loan payments until such Exempt Loan has been repaid in full.

6.10 “Put” Option.
(a) A former Participant or designated beneficiary shall be granted, at the time that shares of Company Stock are distributed to him from his ESOP Subaccount, a put option to sell the shares of Company Stock to the Company (or its delegate). The put option shall extend for a period of sixty (60) days following the date that the shares of Company Stock are distributed to the former Participant or designated beneficiary, at which time the put option will temporarily lapse. After the end of the Plan Year in which such put option lapses, and following notification to each former Participant or beneficiary who continues to hold the distributed Company Stock of the value of such Company Stock as of the end of such Plan Year, each such former Participant or beneficiary shall have an additional put option for the sixty-day period immediately following the date such notification is given to such former Participant or beneficiary. To exercise the put option provided under this Section 6.10, a former Participant or designated beneficiary shall submit written notice to the Committee of his desire to have the Company (or its delegate) purchase all or a designated portion of the shares of Company Stock which were distributed to him from his ESOP Subaccount. Upon receipt of such written notice, the Company (or its delegate) shall purchase the tendered Company Stock or such portion thereof as was not purchased by the ESOP on the terms set forth below. It is specifically provided that the trustee or custodian of a rollover individual retirement account of a former Participant shall have the same put option as described herein with respect to such former Participant.
(b) Any Company Stock purchased by the Company (or its delegate) pursuant to the put option provided in Paragraph (a) above shall be purchased as soon as practicable after the exercise of such put option, at a price equal to the fair market value of Company Stock as determined for the date of such purchase. Payment by the Company (or its delegate) for shares of Company Stock purchased pursuant to this put option shall be, as determined by the Company (or its delegate), by (i) a single lump sum cash payment made within thirty (30) days of the date of exercise of the put option by the former Participant or designated beneficiary, or (ii) in the case of Company Stock which was received by the former Participant or designated beneficiary in a distribution constituting the distribution within a single taxable year of the balance of the Participant’s ESOP Subaccount under the Plan, in substantially equal annual installments over a period beginning not later than thirty days after the exercise of the put option by the former Participant or designated beneficiary and not exceeding five (5) years after the put option is exercised provided that provisions are made for adequate security for the purchaser’s debt obligation and reasonable interest is paid with respect to the unpaid portion of the purchase price.
(c) This Section 6.10 shall be inoperative in the event that the Company Stock which is distributed from an ESOP Subaccount to a Participant or designated beneficiary is, at the time of such distribution, listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

6.11 Right of First Refusal.
(a) Any Company Stock distributed from the Plan to a Participant or designated beneficiary shall be subject to a “right of first refusal” in favor of the Plan. No such Participant or designated beneficiary may sell, assign or, in any other manner, transfer (except by gift, devise or intestate succession in which case such Company Stock shall continue to be subject to the right of first refusal provided herein) such Company Stock prior to first giving written notice to the Trustee which shall state the complete terms upon which the Participant or designated beneficiary seeks to transfer the Company Stock. Upon receipt of such written notice, the Trustee, on behalf of the Plan, shall have the right to purchase (a preferential right to which is hereby granted in favor of the Trustee) the Company Stock upon the terms set forth below. The purchase price to the Trustee shall be the fair market value of the Company Stock and, in determining the fair market value of the Company Stock, the Trustee shall give due consideration to the purchase price offered to the selling Participant or beneficiary by a third-party buyer. This “right of first refusal” in favor of the Plan shall lapse upon the earlier of (i) the fourteenth day after the seller gives written notice to the Trustee that an offer by a third-party buyer to purchase the Company Stock has been received, including the complete terms of the proposed transfer, or (ii) the date the Trustee delivers written notice to the seller that the Plan does not desire to exercise its right to purchase the Company Stock thereby consenting to the proposed transfer on the terms set forth in the selling Participant’s notice. If the Trustee, on behalf of the Plan, desires to exercise affirmatively the preferential purchase right set forth above, the Trustee shall do so by giving the required written notice within the fourteen day period described herein. The consummation of any such purchase shall be on a mutually acceptable date as soon as practicable after giving such written notice and the purchaser shall tender payment for any Company Stock purchased pursuant to this Section 6.11(a) in the form of a single cash payment.
(b) Each stock certificate representing shares of Company Stock distributed from the Plan subject to the “right of first refusal” provided by this Section shall bear the following legend written conspicuously across the face, or written across the back and conspicuously referred to on the face:
“The shares evidenced by this certificate are subject to the provisions of Section 6.11 of the Dynegy Midwest Generation, Inc. 401(k) Savings Plan. No sale, assignment or transfer (other than by gift, devise or intestate succession in which case such stock shall continue to be subject to the right of first refusal provided herein) of any or all of the shares evidenced by this certificate, or any interest in such shares, shall be valid or effective unless the terms and provisions of such Section 6.11 have been fulfilled. Dynegy Inc. will furnish without charge a copy of such Section containing a full statement of the applicable restrictions on transfer or other disposition of the shares evidenced by this certificate, or any interest in such shares, to the record holder of this certificate upon written request to Dynegy Inc. at its principal place of business or registered office.”

(c) This Section 6.11 shall become inoperative as to all shareholders during any period in which Company Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934. The protections and rights of this Section are nonterminable with respect to Company Stock acquired with the proceeds of an Exempt Loan and shall continue to exist regardless of whether such loan is repaid or the Plan ceases to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Treasury Regulations promulgated thereunder.
6.12 Investment of Trust Fund in Company Stock. The Trustee shall purchase and maintain in the Trust Fund sufficient shares of Company Stock to make distributions of such Company Stock to Participants and their beneficiaries in accordance with the provisions of the Plan, and is authorized to invest up to 100% of the Trust Fund in Company Stock. The Independent Fiduciary shall determine the extent to which the Trust Fund shall be invested in Company Stock and shall determine the price at which Company Stock will be purchased or sold. The Trustee shall act on the Independent Fiduciary’s or Participant’s directions, as applicable, with respect to the purchase and sale of Company Stock and shall have no liability for acting or. refraining from acting with respect to the shares of the Company Stock held hereunder from time to time. Amounts that would otherwise be invested in Company Stock shall be invested in an interest-bearing account, or the Trustee may hold such amounts uninvested for a reasonable period pending appropriate investment.
6.13 Company Stock Valuation. For purposes of determining the fair market value of Company Stock, the Committee may direct that appraisals of the value of Company Stock be made by an independent appraiser annually or at such more frequent periodic intervals as the Committee deems appropriate and the Committee shall be entitled to base its determination as to the fair market value of Company Stock upon the most recent of such independent appraisals. During any period when Company Stock is not readily tradeable on an established securities market, all plan activities involving Company Stock shall be based on valuations of Company Stock rendered by an independent appraiser in accordance with the requirements of Section 401(a)(28) of the Code and Treasury Regulations promulgated thereunder. This Section shall be inoperative in the event that the Company Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.
VII.
GENERAL BENEFITS
7.1 No Benefits Unless Herein Set Forth. Except as set forth in this Article, a Participant who incurs a Severance from Employment prior to his Normal Retirement Date for any reason other than death, or who incurs a Total and Permanent Disability shall acquire no right to any benefit from the plan or the Trust Fund.
7.2 Severance from Employment Benefit. Each Participant who incurs a Severance from Employment for any reason other than death shall be entitled to a Severance from Employment benefit, payable at the time and in the form provided in Article IX, equal in value to the sum of the amounts in his Accounts on his Benefit Commencement Date.

7.3 Disability Benefit. Each Participant who incurs a Total and Permanent Disability shall be entitled to a disability benefit, payable at the time and in the form provided in Article IX, equal in value to the sum of the amounts in his Accounts on his Benefit Commencement Date.
7.4 Vesting of Accounts. A Participant shall have a 100% vested and nonforfeitable interest in each of his Accounts at all times.
VIII.
DEATH BENEFITS
8.1 Death Benefits. Upon the death of a Participant while an Employee, the Participant’s designated beneficiary shall be entitled to a death benefit payable at the time and in the form provided in Article IX, equal in value to the sum of the amount in the Participant’s Accounts on his Benefit Commencement Date.
8.2 Designation of Beneficiaries.
(a) Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such Participant by execution and filing of a new designation in accordance with this Section 8.2. Notwithstanding the foregoing, if a Participant who is married on the date of his death has designated an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be effective unless (i) such surviving spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by such spouse, and (C) is witnessed by a Plan representative (other than the Participant) or a notary public, or (ii) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such surviving spouse shall be irrevocable.
(b) If no beneficiary designation is on file with the Committee at the time of the death of the Participant or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:
(1) If a Participant leaves a surviving spouse, his designated beneficiary shall be such surviving spouse; and
(2) If a Participant leaves no surviving spouse, his designated beneficiary shall be (i) such Participant’s executor or administrator, or (ii) his heirs at law if there is no administration of such Participant’s estate.

(c) Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Participant is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Participant. The interest of such divorced spouse failing hereunder shall vest in the persons specified in Paragraph (b) above as if such divorced spouse did not survive the Participant.
IX.
PAYMENT OF BENEFITS
9.1 Determination of Benefit Commencement Date.
(a) A Participant’s Benefit Commencement Date shall be the date that is as soon as administratively feasible after the Participant or his beneficiary becomes entitled to a benefit pursuant to Article VII or VIII unless the Participant has been reemployed by the Employer or a Controlled Entity before such potential Benefit Commencement Date.
(b) Unless (i) the Participant has attained age sixty-five (65) or died, (ii) the Participant consents to a distribution pursuant to Paragraph (a) within the one-hundred-eighty (180) day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), or (iii) the balance of the Participant’s Accounts is not in excess of $1,000, the Participant’s Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the earlier of the date the Participant attains age sixty-five (65) or the Participant’s date of death, or such earlier date as the Participant may elect by written notice to the Committee prior to such date. No less than thirty (30) days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury Regulations) and no more than one-hundred-eighty (180) days before his Benefit Commencement Date, the Committee shall inform the Participant of his right to defer his Benefit Commencement Date and shall describe the Participant’s Direct Rollover election rights pursuant to Section 9.3 below.
(c) A Participant’s Benefit Commencement Date shall in no event be later than the sixtieth (60th) day following the close of the Plan Year during which such Participant attains, or would have attained, his Normal Retirement Date or, if later, incurs a Severance from Employment from the Employer and all Controlled Entities.
(d) Subject to the provisions of Section 9.2, a Participant’s Benefit Commencement Date shall not occur unless the Article VII or VIII event entitling the Participant (or his beneficiary) to a benefit constitutes a distributable event described in section 401(k)(2)(B) of the Code and shall not occur while the Participant is employed by the Employer or any Controlled Entity (irrespective of whether the Participant has become entitled to a distribution of his benefit pursuant to Article VII or VIII).
(e) Paragraphs (a), (b), and (c) above notwithstanding, but subject to the provisions of Section 9.2, a Participant and the beneficiary of a Participant who dies prior to his Benefit Commencement Date, other than a Participant whose balance in his Accounts is not in excess of $1,000, must file a claim for benefits in the manner prescribed by the Committee before payment of the Participant’s benefit will be made.

(f) For purposes of this Section, in determining whether a Participant’s balance in his Accounts is not in excess of $1,000, the value of the Participant’s Account shall be determined without regard to that portion of his Accounts which is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. If the value of a Participant’s Account is determined to be $1,000 or less, then the Participant’s entire account balance (including amounts attributable to such Rollover Contributions) shall be immediately distributed in a single lump sum payment.
9.2 Minimum Distribution Requirements. All distributions required under this Section 9.2 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. The following provisions reflect such model amendments, but are not intended to provide any right to any optional form of distribution not otherwise provided in the Plan.
(a) General Rules.
(1) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 9.2 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.
(2) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 9.2, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
(b) Time and Manner of Distribution.
(1) Required Beginning Date. A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
(B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subparagraph (b)(2), other than Subparagraph (b)(2)(A), will apply as if the surviving spouse were the Participant.
For purpose of this Subparagraph (b)(2) and Subsection (d), unless Subparagraph (b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Subparagraph (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subparagraph (b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subparagraph (b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.
(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Subsections (c) and (d) of this Section 9.2. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder.
(d) Required Minimum Distributions During Participant’s Lifetime.
(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A) The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(B) If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(e) Required Minimum Distributions After Participant’s Death.
(1) Death On or After Date Distributions Begin.
(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(iii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.
(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Subparagraph (e)(1).
(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subparagraph (b)(2)(A), this Subparagraph (e)(2) will apply as if the surviving spouse were the Participant.
(3) Definitions.
(A) Designated beneficiary. The individual who is designated as the beneficiary under the applicable section of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.
(B) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subparagraph (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(C) Life expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(D) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(4) Required beginning date. The date specified in Section 401(a)(9)(C) of the Code.
(f) A Designated Beneficiary that is not a surviving spouse may not elect a Direct Rollover of an amount which is a required minimum distribution according to this Section 9.2 of the Plan. If the Participant dies before his required beginning date and the nonspouse beneficiary elects a Direct Rollover to an Eligible Retirement Plan the maximum amount eligible for a Direct Rollover, the beneficiary may elect to use either the five (5) year rule or the Life expectancy rule, in determining the required minimum distributions from the Eligible Retirement Plan that receives the nonspouse beneficiary’s distribution.
9.3 Form of Payment and Payee.
(a) Subject to the provisions of Paragraph (b) below, a Participant’s benefit shall be provided from the balance of such Participant’s Accounts under the Plan and shall be paid in cash in one lump sum on the Participant’s Benefit Commencement Date. Except as provided in Section 18.4, the Participant’s benefit shall be paid to the Participant unless the Participant has died prior to his Benefit Commencement Date, in which case the Participant’s benefit shall be paid to his beneficiary designated in accordance with the provisions of Section 8.2.
(b) Benefits shall be paid (or transferred) in cash except that a Participant (or his designated beneficiary or legal representative in the case of a deceased Participant) may elect to have the portion of his Accounts invested in Company Stock paid (or transferred) in full shares of such stock with any balance (including fractional shares of Company Stock) to be paid (or transferred) in cash. Conversions of Company Stock to cash and cash to Company Stock shall be based upon the value of Company Stock on the Participant’s Benefit Commencement Date.
9.4 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Participant pursuant to Article XI) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee’s Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the Participant’s Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

Notwithstanding the preceding paragraph, effective January 1, 2008, a Direct Rollover from a Participant’s Roth Account and/or After-Tax Account shall only be made to: (i) a qualified plan, (ii) a 403(b) plan, or (iii) for Roth Account, a Roth individual retirement account described in Section 408A of the Code and only to the extent the rollover is permitted under Section 402A(c) of the Code, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.
9.5 Transfers to Collectively Bargained Plan. If an Employee of the Employer or a Controlled Entity (i) ceases to be an Eligible Employee, (ii) continues to be employed by the Employer or a Controlled Entity, and (iii) coincident with his cessation as an Eligible Employee, he becomes eligible to participate in the Collectively Bargained Plan, then the sum of the amounts in his Accounts (including any outstanding loans) as of the date of the transfer of assets hereinafter provided, shall be transferred as soon as practicable after the cessation described in clause (i above to corresponding accounts under the Collectively Bargained Plan in accordance with the requirements of Section 414(l) of the Code and the regulations thereunder, and, for periods after the date of such cessation, he shall cease to be a Participant in the Plan and shall be a participant in the Collectively Bargained Plan, subject to the terms and conditions of the Collectively Bargained Plan.
9.6 Notice of Direct Rollover Distribution. Effective for Plan Years beginning after January 1, 2006, the Plan Administrator shall, within one-hundred-eighty (180) days before making an eligible rollover distribution, provide a written explanation to the recipient:
(a) of the provisions under which the recipient may have the distribution directly transferred to an Eligible Retirement Plan and that the automatic distribution by direct transfer applies to certain distributions in accordance with Section 401(a)(31)(B) of the Code;
(b) of the provision which requires the withholding of tax on the distribution if it is not directly transferred to an Eligible Retirement Plan;
(c) of the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within sixty (60) days after the date on which the recipient received the distribution; and
(d) of the provisions under which distributions from the Eligible Retirement Plan receiving the distribution may be subject to restrictions and tax consequences which are different from those applicable to distributions from the plan making such distribution.

9.7 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee’s determination thereof, such benefit shall be forfeited. The timing of such forfeiture shall comply with the time of payment rules described in Section 9.1. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by having the forfeited amount restored to such Participant, unadjusted by any subsequent gains or losses of the Trust Fund. Any such restoration shall be made as soon as administratively feasible following the date of the submission of such valid claim. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Section shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored that would otherwise be available to be applied pursuant to Section 4.2. If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be charged against and deducted from Employer Discretionary Contributions otherwise available for allocation to other Participants in accordance with Section 4.1(d), and any additional amount needed to restore such forfeited amounts shall be a minimum required Employer Discretionary Contribution (which shall be made without regard to current or accumulated earnings and profits).
9.8 Claims Review.
(a) Definitions. For purposes of this Section, the following terms, when capitalized, will be defined as follows:
(1) Adverse Benefit Determination: Any denial, reduction or termination of or failure to provide or make payment (in whole or in part) for a Plan benefit, including any denial, reduction, termination or failure to provide or make payment that is based on a determination of a Claimant’s eligibility to participate in the Plan. Further, any invalidation of a claim for failure to comply with the claim submission procedure will be treated as an Adverse Benefit Determination.
(2) Benefits Administrator: The person or office to whom the Committee has delegated day-to-day Plan administration responsibilities and who, pursuant to such delegation, processes Plan benefit claims in the ordinary course.
(3) Claimant: A Participant or beneficiary or an authorized representative of such Participant or beneficiary who has filed or desires to file a claim for a Plan benefit.
(b) Filing of Benefit Claim. To file a benefit claim under the Plan, a Claimant must obtain from the Benefits Administrator the information and benefit election forms, if any, provided for the Plan and otherwise follow the procedures established from time to time by the Committee or the Benefits Administrator for claiming Plan benefits. If, after reviewing the information so provided, the Claimant needs additional information regarding his Plan benefits, he may obtain such information by submitting a written request to the Benefits Administrator describing the additional information needed. A Claimant may only request a Plan benefit by fully completing and submitting to the Benefits Administrator the benefit election forms, if any, provided for in the Plan and otherwise following the procedures established from time to time by the Committee or the Benefits Administrator for claiming Plan benefits.

(c) Processing of Benefit Claim. Upon receipt of a fully completed benefit claim from a Claimant, the Benefits Administrator shall determine if the Claimant’s right to the requested benefit, payable at the time or times and in the form requested, is clear and, if so, shall process such benefit claim without resort to the Committee. If the Benefits Administrator determines that the Claimant’s right to the requested benefit, payable at the time or times and in the form requested, is not clear, it shall refer the benefit claim to the Committee for review and determination, which referral shall include:
(1) All materials submitted to the Benefits Administrator by the Claimant in connection with the claim;
(2) A written description of why the Benefits Administrator was of the view that the Claimant’s right to the benefit, payable at the time or times and in the form requested, was not clear;
(3) A description of all Plan provisions pertaining to the benefit claim;
(4) Where appropriate, a summary as to whether such Plan provisions have in the past been consistently applied with respect to other similarly situated Claimants; and
(5) Such other information as may be helpful or relevant to the Committee in its consideration of the claim.
If the Claimant’s claim is referred to the Committee, the Claimant may examine any relevant document relating to his claim and may submit written comments or other information to the Committee to supplement his benefit claim. Within thirty (30) days of receipt from the Benefits Administrator of a benefit claim referral (or such longer period as may be necessary due to unusual circumstances or to enable the Claimant to submit comments), but in any event not later than will permit the Committee sufficient time to fully and fairly consider the claim and make a determination within the time frame provided in Paragraph (d) below, the Committee shall consider the referral regarding the claim of the Claimant and make a decision as to whether it is to be approved, modified or denied. If the claim is approved, the Committee shall direct the Benefits Administrator to process the approved claim as soon as administratively practicable.
(d) Notification of Adverse Benefit Determination. In any case of an Adverse Benefit Determination of a claim for a Plan benefit, the Committee shall furnish written notice to the affected Claimant within a reasonable period of time but not later than ninety (90) days after receipt of such claim for Plan benefits (or within one-hundred eighty (180) days if special circumstances necessitate an extension of the ninety (90)-day period and the Claimant is informed of such extension in writing within the one hundred-eighty (180)-day period and is provided with an extension notice consisting of an explanation of the special circumstances requiring the extension of time and the date by which the benefit determination will be rendered). Any notice that denies a benefit claim of a Claimant in whole or in part shall, in a manner calculated to be understood by the Claimant:
(1) State the specific reason or reasons for the Adverse Benefit Determination;
(2) Provide specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;

(3) Describe any additional material or information necessary for the Claimant to perfect the claim and explain why such material or information is necessary; and
(4) Describe the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of the Act following an Adverse Benefit Determination on review.
(e) Review of Adverse Benefit Determination. A Claimant has the right to have an Adverse Benefit Determination reviewed in accordance with the following claims review procedure:
(1) The Claimant must submit a written request for such review to the Committee not later than sixty (60) days following receipt by the Claimant of the Adverse Benefit Determination notification;
(2) The Claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits to the Committee;
(3) The Claimant shall have the right to have all comments, documents, records, and other information relating to the claim for benefits that have been submitted by the Claimant considered on review without regard to whether such comments, documents, records or information were considered in the initial benefit determination; and
(4) The Claimant shall have reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits free of charge upon request, including (i) documents, records or other information relied upon for the benefit determination, (ii) documents, records or other information submitted, considered or generated without regard to whether such documents, records or other information were relied upon in making the benefit determination, and (iii) documents, records or other information that demonstrates compliance with the standard claims procedure.
The decision on review by the Committee will be binding and conclusive upon all persons, and the Claimant shall neither be required nor be permitted to pursue further appeals to the Committee.

(f) Notification of Benefit Determination on Review. Notice of the Committee’s final benefit determination regarding an Adverse Benefit Determination will be furnished in writing or electronically to the Claimant after a full and fair review. Notice of an Adverse Benefit Determination upon review will:
(1) State the specific reason or reasons for the Adverse Benefit Determination;
(2) Provide specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;
(3) State that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits including (i) documents, records or other information relied upon for the benefit determination, (ii) documents, records or other information submitted, considered or generated without regard to whether such documents, records or other information were relied upon in making the benefit determination, and (iii) documents, records or other information that demonstrates compliance with the standard claims procedure; and
(4) Describe the Claimant’s right to bring an action under Section 502(a) of the Act.
The Committee shall notify a Claimant of its determination on review with respect to the Adverse Benefit Determination of the Claimant within a reasonable period of time but not later than sixty days after the receipt of the Claimant’s request for review unless the Committee determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Committee determines that such extension of time is required, written notice of the extension (which shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render the determination on review) shall be furnished to the Claimant prior to the termination of the initial sixty (60)-day review period. In no event shall such extension exceed a period of sixty days from the end of the initial sixty (60)-day review period. In the event such extension is due to the Claimant’s failure to submit necessary information, the period for making the determination on a review will be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
(g) Exhaustion of Administrative Remedies. Completion of the claims procedures described in this Section will be a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a Claimant or by any other person or entity claiming rights individually or through a Claimant; provided, however, that the Committee may, in its sole discretion, waive compliance with such claims procedures as a condition precedent to any such action.
(h) Payment of Benefits. If the Benefits Administrator or Committee determines that a Claimant is entitled to a benefit hereunder, payment of such benefit will be made to such Claimant (or commence, as applicable) as soon as administratively practicable after the date the Benefits Administrator or Committee determines that such Claimant is entitled to such benefit or on any other later date designated by and in the discretion of the Committee.

(i) Authorized Representatives. An authorized representative may act on behalf of a Claimant in pursuing a benefit claim or an appeal of an Adverse Benefit Determination. An individual or entity will only be determined to be a Claimant’s authorized representative for such purposes if the Claimant has provided the Committee with a written statement identifying such individual or entity as his authorized representative and describing the scope of the authority of such authorized representative. In the event a Claimant identifies an individual or entity as his authorized representative in writing to the Committee but fails to describe the scope of the authority of such authorized representative, the Committee shall assume that such authorized representative has full powers to act with respect to all matters pertaining to the Claimant’s benefit claim under the Plan or appeal of an Adverse Benefit Determination with respect to such benefit claim.
X.
IN-SERVICE WITHDRAWALS
10.1 In-Service Withdrawals.
(a) A Participant may withdraw from his After-Tax Account any or all amounts held in such Account.
(b) A Participant may withdraw from his Rollover Contribution Account, his Class Settlement Account I and/or his Class Settlement Account II any or all amounts held in such Accounts.
(c) A Participant may withdraw from his TRASOP Transfer Account any or all amounts held in such Account. Such withdrawal shall come from the Participant’s TRASOP Employee Subaccount and his TRASOP Employer Subaccount on a pro rata basis.
(d) A Participant may withdraw from his Employer Contribution Account any or all amounts held in such Account that have been so held for twenty-four (24) months or more (other than amounts held in his Incentive Contribution Subaccount).
(e) A Participant who has completed at least sixty (60) cumulative months of participation in the Plan may withdraw from his Employer Contribution Account any or all amounts held in such Account (other than amounts held in his Incentive Contribution Subaccount).
(f) A Participant who has attained age fifty-nine and one-half (59-1/2) may withdraw from his Before-Tax Account, Catch-Up Contribution Account, and Incentive Contribution Subaccount, on a pro rata basis, an amount not exceeding the then aggregate value of such Accounts and Subaccount.

(g) A Participant who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to (i) the Paragraphs above, and (ii) pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a participant and who has obtained all available loans pursuant to Article XI and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a participant may withdraw from his Before-Tax Account and Catch-Up Contribution Account an amount not to exceed the lesser of (i) the balance of such Accounts, or (ii) the amount required to meet the immediate financial need created by the hardship. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. For purposes of this Paragraph, financial hardship shall mean one of the following immediate and heavy financial needs of the Participant:
(1) Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(2) Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);
(3) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Section 152 of the Code and without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B));
(4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;
(5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); or
(6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).
The above notwithstanding, (i) withdrawals under this Paragraph from a Participant’s Before-Tax Account shall be limited to the sum of the Participant’s Before-Tax Contributions to the Plan, plus income allocable to the Participant’s Before-Tax Contributions and credited to the Participant’s Before-Tax Account as of December 31, 1988, less any previous withdrawals of such amounts, (ii) withdrawals from a Participant’s Catch-Up Contribution Account shall be limited to the Participant’s Catch-Up Contributions pursuant to Section 3.1(h), less any previous withdrawals of such amounts, and (iii) Employer Discretionary Qualified Matching Contributions utilized to satisfy the restrictions set forth in Section 3.1(e), and income allocable thereto, shall not be subject to withdrawal. A Participant who receives a distribution pursuant to this Paragraph on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans maintained by the Employer or any Controlled Entity for six (6) months after receipt of the distribution.

10.2 Restriction on In-Service Withdrawals.
(a) All withdrawals pursuant to this Article shall be made in accordance with procedures established by the Committee.
(b) Notwithstanding the provisions of this Article, (i) not more than one withdrawal pursuant to each of Paragraphs (c), (d), (e), and (f) of Section 10.1 may be made in any one Plan Year, (ii) no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan, and (iii) any portion of an Account that is invested in the VBO shall not be subject to withdrawal pursuant to Section 10.1.
(c) If a Participant’s Account from which a withdrawal is made is invested in more than one Investment Fund, the withdrawal shall be made pro rata from each Investment Fund (other than the VBO) in which such Account is invested.
(d) All withdrawals under this Article shall be paid in cash; provided, however, that a Participant may elect to have withdrawals pursuant to Section 10.1 paid in full shares of Company Stock (with any fractional shares to be paid in cash) to the extent that the Accounts from which such withdrawals are made are invested in such stock.
(e) Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in Section 9.4.
(f) This Article shall not be applicable to a Participant following Severance from Employment and the amounts in such Participant’s Accounts shall be distributable only in accordance with the provisions of Article IX.
XI.
LOANS
The Plan authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or beneficiary in accordance with the written loan policy established by the Committee attached to the Plan as Appendix B, as amended from time to time; provided (i) the loan policy satisfies the requirements of this Article XI; (ii) loans are available to all Participants and beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (iii) any loan is adequately secured and bears a reasonable rate of interest; (iv) the loan provides for repayment within a specified time; (v) the default provisions of the note prohibit offset of the Participant’s Account balance prior to the time the Trustee otherwise would distribute the Participant’s Account balance; and (vii) the loan otherwise conforms to the exemption provided by Section 4975(d)(1) of the Code.
The loan policy, attached to the Plan as Appendix B, must be a written document and must include (i) the identity of the person or positions authorized to administer the participant loan program; (ii) a procedure for applying for the loan; (iii) the criteria for approving or denying a loan; (iv) the limitations, if any, on the types and amounts of loans available; (v) the procedure for determining a reasonable rate of interest; (vi) the types of collateral which may secure the loan; and (vii) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. This Section specifically incorporates the written loan policy adopted by the Committee, as revised from time to time, attached to the Plan as Appendix B.

XII.
ADMINISTRATION OF THE PLAN
12.1 General Administration of the Plan. The general administration of the Plan shall be vested in the Committee. For purposes of the Act, the Committee shall be the Plan “administrator” and shall be the “named fiduciary” with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund). Each member of the Committee shall serve until he resigns, dies or is removed by the Committee or the Compensation Committee. The Committee may remove any of its members at any time, with or without cause, by unanimous vote of the remaining members of the Committee and by written notice to such member; further, the Compensation Committee may remove any of the Committee members, with or without cause, and shall provide written notice to such member. Any member may resign by delivering a written resignation to the Committee and the Compensation Committee, such resignation to become effective as of a date specified in such notice that is on or after the date such notice is given as herein provided. A member of the Committee who is an employee of the Company or any of its affiliates shall cease to be a member of the Committee as of the date he ceases to be employed by the Company or any of its affiliates. Vacancies in the Committee arising by death, resignation or removal shall be filled by the Committee. The Committee may select officers (including a Chairman) and may appoint a secretary who need not be a member of the Committee.
12.2 Records and Procedures. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant or beneficiary such records as pertain to that individual’s interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.
12.3 Meetings. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee. The Committee may hold any meeting telephonically and any business conducted at a telephonic meeting shall have the same force and effect as if the member had met in person.
12.4 Self-Interest of Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors or the Compensation Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

12.5 Compensation and Bonding. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.
12.6 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:
(a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;
(b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan, and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;
(c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;
(d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;
(e) To determine in its discretion all questions relating to eligibility;
(f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;
(g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;
(h) To furnish the Company and the Employer any information necessary for the preparation of the Company’s or such Employer’s tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;
(i) To require and obtain from the Employer and the Participants any information or data that the Committee determines is necessary for the proper administration of the Plan;
(j) To instruct the Trustee as to the loans to Participants pursuant to the provisions of Article XI;

(k) To appoint investment managers pursuant to Section 14.4;
(l) To receive and review reports from the Trustee and from investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;
(m) To establish or designate Investment Funds as investment options as provided in Article V; and
(n) To designate entities as participating Employers under the Plan pursuant to Article XVII.
Any provisions of the Plan to the contrary notwithstanding, benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.
12.7 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant’s Compensation, age, retirement, death, or other cause of Severance from Employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee’s duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.
12.8 Temporary Restrictions. In order to ensure an orderly transition in the transfer of assets to the Trust Fund from another trust fund maintained under the Plan or from the trust fund of a plan that is merging into the Plan or transferring assets to the Plan, the Committee may, in its discretion, temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation of future contributions, transfers of amounts from one Investment Fund to another Investment Fund, or such other activity as the Committee deems appropriate; provided that any such temporary cessation or restriction of such activity shall be in compliance with all applicable law.
12.9 Indemnification. The Company shall indemnify and hold harmless each member of the Committee and each Employee who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

XIII.
TRUSTEE AND ADMINISTRATION OF TRUST FUND
13.1 Trust Agreement. As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement. The Trust Agreement may be amended from time to time as the Company and the Trustee deem advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan.
13.2 Payment of Expenses. All expenses incident to the administration of the Plan and Trust (whether incurred before or after the Effective Date), including but not limited to, legal, accounting, Trustee fees, direct expenses of the Company, the Employer and the Committee in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants and beneficiaries; provided, however, that (i) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Company or the Employer, and (ii) in the event the Trustee’s compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from the Company, an Employer or an association of Employers whose employees are Participants, or from an employee organization whose Participants are Participants, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Company or the Employer.
13.3 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Participant, but the maintenance of an Account designated as the Account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund.
13.4 Distributions from Participants’ Accounts. Distributions from a Participant’s Accounts shall be made by the Trustee only if, when, and in the amount and manner directed by the Committee. Any distribution made to a Participant or for his benefit shall be debited to such Participant’s Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.
13.5 Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Company, the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

13.6 No Benefits to Company/Employer. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Company or the Employer other than those specifically given hereunder.
XIV.
FIDUCIARY PROVISIONS
14.1 Article Controls. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.
14.2 General Allocation of Fiduciary Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein and in the Trust Agreement, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.
14.3 Delegation of Fiduciary Duties. The Committee may appoint subcommittees, individuals, or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must specify in writing the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation, and acceptance, the delegating Committee Participants shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee Participants do not violate any fiduciary responsibility in making or continuing such delegation.
14.4 Investment Manager. The Committee may, in its sole discretion, appoint an “investment manager,” with power to manage, acquire, or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:
(a) The investment manager is (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) not registered as an investment adviser under such act by reason of Paragraph (1) of Section 203A(a) of such act, is registered as an investment adviser under the laws of the state (referred to in such Paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) a bank, as defined in the Investment Advisers Act of 1940, or (iv) an insurance company qualified to do business under the laws of more than one state; and
(b) Such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within the Committee’s sole discretion.
14.5 Independent Fiduciary. The Committee may, at its sole discretion, appoint an Independent Fiduciary, who must be an investment manager as defined in Section 14.4(a), with the sole and exclusive authority and responsibility on behalf of the Plan to exercise all authority to:
(a) Determine whether acquiring or holding Company Stock in the Plan is no longer consistent with the Act, if so, to determine whether to:
(1) Prohibit or limit (for example, as a percentage of a Participant’s Account) further purchases or holdings of Company Stock or increasing the Company Stock Fund’s holding of cash or cash equivalent investments, and in the event of such prohibition or limitation, to designate, as necessary, an alternative investment fund for the investment of the proceeds or contributions pending further investment directions from the Participants and beneficiaries;
(2) Liquidate some or all of the Plan’s holdings in the Company Stock Fund and determine how such liquidation should be accomplished and in the event of such liquidation, to designate, as necessary, an alternative investment fund for the investment of the proceeds or contributions pending further investment directions from the Participants and beneficiaries; or
(3) Terminate the availability of the Company Stock Fund as an investment option under the Plan on such terms and conditions as the Independent Fiduciary shall deem prudent and in the interests of the Plan, Participants and beneficiaries (and notwithstanding any Participant or beneficiary investment directions to the contrary), including the determination of the manner and timing of termination of the Company Stock Fund and orderly liquidation of its assets and designation of an alternative investment fund for the investment of the proceeds or contributions pending further investment directions from the Participants and beneficiaries.
(b) Direct the Trustee to execute and deliver to the Independent Fiduciary such forms and other documents as the Independent Fiduciary may determine are advisable to be filed with the Securities and Exchange Commission or other governmental agency.
(c) Serve as the fiduciary responsible for ensuring the confidentiality of the proxy voting process.

(d) Subject to the Committee’s right to reasonable notice and opportunity to review and comment on any proposed communication to Participants, which comments shall be reflected in such communication except to the extent the Independent Fiduciary reasonably determines such comments to be inconsistent with their duties as detailed herein, direct the Plan’s record keeper to make such communications to Participants and beneficiaries as the Independent Fiduciary reasonably determines to be necessary in connection with the exercise of its responsibilities with respect to the Plan.
Upon such appointment, the Committee shall not be liable for the acts of the Independent Fiduciary. An Independent Fiduciary may be removed by the Committee at any time and within its sole discretion.
XV.
AMENDMENTS
15.1 Right to Amend. Subject to Section 15.2 and any other limitations contained in the Act or the Code, the Directors or the Compensation Committee of the Company’s Board of Directors may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers; provided, however, that (i) any amendments to the Plan that do not have a significant cost impact on the Employer may also be made by the Committee, and (ii) any amendments to the Plan that do not have any cost impact on the Employer may also be made by the Chairman of the Committee. Further, but not by way of limitation, the Directors, the Compensation Committee of the Company’s Board of Directors, the Committee, or the Chairman of the Committee may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code or to maintain the Plan in compliance with applicable law, whether or not retroactive.
15.2 Limitation on Amendments. No amendment of the Plan shall be made that would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment shall be made that would vary the Plan’s exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Participant. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.
No amendment shall retroactively decrease a Participant’s accrued benefits or otherwise retroactively place greater restrictions or conditions on a Participant’s rights to Section 411(d)(6) protected benefits, even if the amendment adds a restriction or condition that is otherwise permitted under Section 411(a) of the Code, unless otherwise permitted under Treasury Regulations Sections 1.411(d)-3 or 1.411(d)-4. Effective January 1, 2007, an optional form of benefit hereunder may be eliminated prospectively provided that the Plan will satisfy the requirements of Treasury Regulations Sections 1.411(d)-3(c), (d) or (e) or 1.411(d)-4.

XVI.
DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, PARTIAL
TERMINATION, AND MERGER OR CONSOLIDATION
16.1 Right to Discontinue Contributions, Terminate, or Partially Terminate. The Company and the Employer have established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Company and the Employer realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Directors shall have the right and the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination, or partial termination.
16.2 Procedure in the Event of Discontinuance of Contributions, Termination, or Partial Termination.
(a) If the Plan is amended so as to permanently discontinue Employer Contributions, or if Employer Contributions are in fact permanently discontinued, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.
(b) Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.
(c) Upon discontinuance of contributions, termination, or partial termination, any previously unallocated contributions and forfeitures shall be allocated among the Accounts of the Participants on such date of discontinuance, termination, or partial termination according to the provisions of Article IV. The net income (or net loss) of the Trust Fund shall continue to be allocated to the Accounts of the Participants until the balances of the Accounts are distributed.
(d) In the case of a termination of the Plan, the Accounts of a Participant shall, subject to the consent provisions of Article IX, be distributed to such Participant in a “lump sum distribution” as such term is defined below; provided, however, a distribution may not be made if the Employer establishes or maintains another “Alternative Defined Contribution Plan”. For purposes of this Section 16.2(d), an “Alternative Defined Contribution Plan” is a defined contribution plan that exists at any time during the period beginning on the date of Plan termination and ending twelve (12) months after distribution of all assets from the terminated Plan. However, if at all times during the twenty-four (24)-month period beginning twelve (12) months before the date of Plan termination, fewer than 2% of the employees who were eligible under the defined contribution plan that includes the cash or deferred arrangement as of the date of Plan termination are eligible under the other defined contribution plan, the other Plan is not an Alternative Defined Contribution Plan. In addition, a defined contribution plan is not treated as an Alternative Defined Contribution Plan if it is an employee stock ownership plan, as defined in Section 4975(e)(7) or Section 409(a) of the Code, a simplified employee pension plan as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code. The term “lump sum distribution” shall have the meaning provided in Section 402(e)(4)(D) of the Code (without regard to Section 402(e)(4)(D)(i)(I), (II), (Ill) and (IV) of the Code. In the case of a Participant who is affected by a partial termination of the Plan, the Accounts of such Participant shall, subject to the consent provisions of Article IX, be distributed in accordance with the applicable provisions of Article IX after he has incurred a Severance from Employment.

16.3 Merger, Consolidation, or Transfer. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Participant would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.
XVII.
PARTICIPATING EMPLOYERS
17.1 Designation of Other Employers.
(a) The Committee may designate any entity or organization eligible by law to participate in the Plan and the Trust as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Employer only and shall become, as to such designated Employer and its Employees, a part of the Plan.
(b) Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and Trust Agreement and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.
(c) The provisions of the Plan and the Trust Agreement shall apply separately and equally to each Employer and its Employees; provided, however, that that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Company or the Directors, as applicable, alone (except as provided in Section 15.1), and, in the case of Employers which are Controlled Entities, Employer Discretionary Contributions to be allocated pursuant to Section 4.1(d) shall be allocated on an aggregate basis among the Participants employed by all Employers; provided, however, that each Employer shall contribute to the Trust Fund its share of the total Employer Discretionary Contribution for a Plan Year based on the Participants in its employ during such Plan Year.

(d) Transfer of employment among Employers shall not be considered a Severance from Employment hereunder.
(e) Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart communicated in writing to the Secretary of the Company and to the Committee, terminate its participation in the Plan and the Trust. Moreover, the Committee may, in its discretion, terminate an Employer’s Plan and Trust participation at any time by written instrument delivered to the Secretary of the Company and the designated Employer.
(f) All participating Employers shall be listed on Appendix A of the Plan.
17.2 Single Plan. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their beneficiaries.
XVIII.
MISCELLANEOUS PROVISIONS
18.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be either a contract between the Employer and any person or consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person’s right to sever his employment at any time.
18.2 Spendthrift Clause. Except as provided below, no Participant, former Participant or beneficiary shall have the right to anticipate, assign or alienate any benefit provided under the Plan, and the Trustee will not recognize any anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. All provisions of this Section 18.2 shall be for the exclusive benefit of those designated herein. These restrictions shall not apply in the following case(s):
(a) Distributions Pursuant to Qualified Domestic Relations Orders. The Committee may direct the Trustee under the nondiscriminatory policy adopted by the Committee to pay an Alternate Payee designated under a “qualified domestic relations order” as defined in Section 414(p) of the Code (or any domestic relations order entered before January 1, 1985 if payment of benefits pursuant to the order has commenced as of that date). To the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes of the Plan.

Upon receipt of a qualified domestic relations order, the Committee shall direct the Trustee to pay the Alternate Payee designated under such qualified domestic relations order the benefits awarded thereunder at the time and in the form elected by the Alternate Payee, subject to the limitations of Article IX and the applicable Treasury Regulations. Unless otherwise provided in the qualified domestic relations order, an Alternate Payee shall be eligible to receive payment as soon as administratively feasible following the Committee’s receipt of the Alternate Payee’s written election for payment of benefits. The Committee shall adopt such procedures as necessary, in accordance with a nondiscriminatory policy, to effect the orderly administration of this Section 18.2(a). The amount payable, unless otherwise specified in the qualified domestic relations order, shall be determined as of the day immediately preceding the date of distribution to the Alternate Payee.
A qualified domestic relations order that otherwise satisfies the requirements under Section 414(p) of the Code will not fail to be a qualified domestic relations order (i) solely because the order is issued after, or revises, another domestic relations order or a qualified domestic relations order, or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.
(b) Distributions Pursuant to Certain Judgments or Orders. The Committee may direct the Trustee to comply with a judgment or settlement which requires the Trustee to reduce a Participant’s benefits under the Plan by an amount that the Participant is ordered or required to pay to the Plan if each of the following criteria are satisfied:
(1) The order or requirement must arise:
(A) Under a judgment of conviction for a crime involving the Plan;
(B) Under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with an actual or alleged violation of Part 4 of Title I of the Act; or
(C) Under a settlement agreement with either the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with an actual or alleged violation of Part 4 of Title I of the Act by a fiduciary or any other person.
(2) The decree, judgment, order or settlement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits under the Plan.
(3) In addition, if the joint and survivor annuity requirements of Section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, then one of the following three conditions must be satisfied:
(A) Such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Section 417(a)(2)(B) of the Code), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Section 417(a) of the Code;

(B) Such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of part 4 of subtitle B of Title I of the Act; or
(C) In such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Section 401(a)(11)(A)(i) of the Code and under a qualified preretirement survivor annuity provided pursuant to Section 401(a)(11)(A)(ii) of the Code, determined in accordance with Section 401(a)(13)(D) of the Code.
18.3 Uniformed Services Employment and Reemployment Rights Act Requirements. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
18.4 Payments to Minors and Incompetents. If a Participant or beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Participant or beneficiary for the account of such Participant or beneficiary. If no guardian or conservator has been appointed for such Participant or beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Participant or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Company, the Employer, and any fiduciary of the Plan with respect to such benefit.
18.5 Acquisition and Holding of Company Stock. The Plan is specifically authorized to acquire and hold up to 100% of its assets in Company Stock so long as Company Stock is a “qualifying employer security,” as such term is defined in Section 407(d)(5) of the Act.
18.6 Power of Attorney Designations. In accordance with the procedures established by the Committee, a Participant may grant any individual a “Power of Attorney” to exercise, on behalf of such Participant, any investment designation or conversion rights available to such Participant under the Plan with respect to such Participant’s Accounts.
18.7 Participant’s and Beneficiary’s Addresses. It shall be the affirmative duty of each Participant to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Participant fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Company, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

18.8 Incorrect Information, Fraud, Concealment, or Error. Any contrary provisions of the Plan notwithstanding, if, because of a human or systems error, or because of incorrect information provided by or correct information failed to be provided by, fraud, misrepresentation, or concealment of any relevant fact (as determined by the Committee) by any person the Plan enrolls any individual, pays benefits under the Plan, incurs a liability or makes any overpayment or erroneous payment, the Plan shall be entitled to recover from such person the benefit paid or the liability incurred, together with all expenses incidental to or necessary for such recovery.
18.9 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. In such case, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
18.10 Jurisdiction. The situs of the Plan hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.
XIX.
TOP-HEAVY STATUS
19.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under Section 416 of the Code.
19.2 Definitions. For purposes of this Article, the following terms and phrases shall have these respective meanings:
(a) Account Balance: As of any Valuation Date, the aggregate amount credited to an individual’s account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of Section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (i) the aggregate distributions made to such individual from such plan (including a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code) during a one (1)-year period (or, in the case of a distribution made for a reason other than separation from service, death or disability, a five (5)-year period) ending on the Determination Date, and (ii) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

(b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions that were deductible pursuant to Section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (i) the aggregate distributions made to such individual from such plan (including a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code) during a one (1)-year period (or, in the case of a distribution made for a reason other than separation from service, death or disability, a five (5)-year period) ending on the Determination Date, and (ii) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities, or (ii) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.
(c) Aggregation Group: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (i) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code, or (ii) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.
(d) Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group that includes the Plan.
(e) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.
(f) Key Employee: A “key employee” as defined in Section 416(i) of the Code and the Treasury Regulations thereunder.
(g) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.
(h) Remuneration: 415 Compensation.
(i) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve (12)-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to Participants’ accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve (12)-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under Section 412 of the Code.

19.3 Top-Heavy Status. The Plan shall be deemed to be top-heavy for a Plan Year if, as of the Determination Date for such Plan Year, (i) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy, or (ii) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with Section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (i) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group, and (ii) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the one-year period ending on the applicable Determination Date shall not be considered.
19.4 Top-Heavy Contribution.
(a) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not incurred a Severance from Employment as of the last day of such Plan Year an amount equal to:
(1) The lesser of (i) 3% of such Participant’s Remuneration for such Plan Year, or (ii) a percent of such Participant’s Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee’s Before-Tax Account and Employer Contribution Account for such Plan Year by such Key Employee’s Remuneration; reduced by
(2) The amount of Employer Matching Contributions and Employer Discretionary Contributions allocated to such Participant’s Accounts for such Plan Year.
(b) The minimum contribution required to be made for a Plan Year pursuant to this Section for a Participant employed on the last day of such Plan Year shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Employer’s contributions for such Plan Year.
(c) Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Participant who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Participant receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than the minimum contribution required by Section 416(c)(2) of the Code.

(d) Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Participant who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Participant accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in Section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Section shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in Section 416(c)(1) of the Code.
19.5 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one (1) or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy.
19.6 Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.
EXECUTED this 18th day of December, 2008, effective January 1, 2009, or as otherwise provided herein.

DYNEGY INC.
By:

Name:

Title:

Appendix A:
PARTICIPATING EMPLOYERS
1. Dynegy Midwest Generation, Inc.

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Appendix B:
LOAN POLICY
B-1 Eligibility for Loan. Upon application by (i) any Participant who is an Employee, or (ii) any Participant (A) who is a party-in-interest, as that term is defined in Section 3(14) of the Act, as to the Plan, (B) who is no longer employed by the Employer, who is a beneficiary of a deceased Participant, or who is an alternate payee under a qualified domestic relations order, as that term is defined in Section 414(p)(8) of the Code, and (C) who retains an Account balance under the Plan (an individual who is eligible to apply for a loan under this Appendix B being hereinafter referred to as a “Participant” for purposes of this Appendix B) and subject to such uniform and nondiscriminatory rules and regulations as the Committee may establish, the Committee may in its discretion direct the Trustee to make a loan or loans to such Participant. No individual may have more than three (3) loans outstanding under the Plan at any time, and no individual may have more than one (1) loan outstanding under the Plan at any time that is being used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence.
B-2 Maximum Loan.
(a) A loan to a Participant may not exceed fifty-percent (50%) of the sum of the then value of such Participant’s Accounts as reduced by the sum of the then value of the portion of each of such Accounts invested in the VBO.
(b) Paragraph (a) above to the contrary notwithstanding, no loan shall be made from the Plan to the extent that such loan would cause the total of all loans made to a Participant from all qualified plans of an Employer or a Controlled Entity, including loans deemed distributed in accordance with regulations promulgated under Section 72(p) of the Code, and the interest accruing thereafter, that has not been repaid (‘Outstanding Loans’) to exceed the lesser of:
(1) $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of Outstanding Loans during the one-year period ending on the day before the date on which the loan is to be made, over (B) the outstanding balance of Outstanding Loans on the date on which the loan is to be made); or
(2) One-half the present value of the Participant’s nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity.
B-3 Minimum Loan. A loan to a Participant may not be for an amount less than $500.00.
B-4 Interest and Security.
(a) Any loan made pursuant to this Appendix B shall bear interest at a rate established by the Committee from time to time and communicated to the Participants, which rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

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(b) Any loan shall be made as an investment of a segregated loan fund to be established in the Trust Fund for the Participant to whom the loan is made. Any loan shall be considered to come, first, from the Participant’s After-Tax Account, second, from the Employee After-Tax Rollover Subaccount of his Rollover Contribution Account, third, from the Employee Rollover Subaccount of his Rollover Contribution Account, fourth, from his Class Settlement Account I, fifth, from his Class Settlement Account II, and sixth, from the remainder of his Accounts on a pro rata basis. The Trustee shall fund a Participant’s segregated loan fund by liquidating such portion of the assets of the Accounts from which the Participant’s loan is to be made as is necessary to fund the loan and transferring the proceeds to such segregated loan fund. If such Accounts are invested in more than one Investment Fund, the transfer shall be made pro rata from each such Investment Fund (other than the VBO). The loan shall be secured by a pledge of the Participant’s segregated loan fund.
Notwithstanding the foregoing, in the event that a loan from the Plan is deemed distributed to a Participant and has not been repaid by the Participant, and the Participant applies for another loan from the Plan, then the new loan shall satisfy such additional conditions as may be required in accordance with Section 72(p) of the Code and the Treasury regulations promulgated thereunder. Notwithstanding any foregoing provision of this Paragraph (b) to the contrary, no loan shall be considered to come from, and no liquidation shall be made with respect to, the portion of a Participant’s Accounts that are invested in the VBO.
(c) The actual and reasonable expenses incurred by the Plan (including attorneys’ fees) in connection with the documentation of a loan, the recording of security interests, the enforcement of the terms of the loan, and collection activities associated with any default may be charged to the borrowing Participant’s Accounts pursuant to uniform and nondiscriminatory policies established by the Committee from time to time.
B-5 Repayment Terms of Loan.
(a) A Participant who is an Employee receiving compensation at the time of receipt of a loan shall be required, as a condition to receiving a loan, to enter into an irrevocable agreement authorizing the Employer to make payroll deductions from his compensation so long as the Participant is such an Employee and to transfer such payroll deduction amounts to the Trustee in payment of such loan plus interest. In the case of a Participant who (i) is not at the time of commencement of his loan an Employee, or (ii) is not at the commencement of his loan receiving compensation, or (iii) was an Employee receiving compensation at the time of commencement of his loan but ceases to receive compensation or ceases to be an Employee, such Participant shall make his loan repayments in the manner prescribed by the Committee.
(b) The terms of the loan shall (i) require level amortization with payments not less frequently than quarterly, (ii) require that the loan be repaid within five (5) years unless the Participant certifies in writing to the Committee that the loan is to be used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant, in which case such loan shall be repaid within ten (10) years, (iii) allow prepayment without penalty, provided that any prepayment must be for the full Outstanding Loan balance (including interest), (iv) require that the balance of the loan (including interest) shall become due and payable (to the extent not otherwise due and payable) on the date the Participant or, if applicable, the Participant’s beneficiary, becomes entitled to receive a distribution pursuant to Article VII or VIII, irrespective of whether such Participant or beneficiary elects or consents to such distribution, and (v) provide that such Participant’s Outstanding Loan balance (including interest), if not paid in accordance with the repayment provisions of the loan, shall be repaid by offsetting such balance against the amount in the Participant’s segregated loan fund pledged as security for the loan. Notwithstanding the foregoing, in the event that a Participant becomes entitled to, but has not yet received, a distribution pursuant to Article VII of the Plan, such Participant may elect to continue to make payments of principal and interest on his loan in accordance with the terms thereof and subject to the provisions of this Appendix B. By agreeing to the pledge of the segregated loan fund as security for the loan, a Participant shall be deemed to have consented to the distribution of such segregated loan fund prior to the time specified in Section 411(a)(11) of the Code and the applicable Treasury Regulations thereunder.

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Notwithstanding any other provision of this Appendix B or the Plan to the contrary, if the distribution of the balance of the Participant’s Accounts is made in connection with the sale of the stock or the assets of an Employer, the Participant’s entire loan may be distributed solely as a Direct Rollover, in accordance with Article IX of the Plan, to a trust for a plan qualified under Section 401(a) of the Code, maintained by the purchaser, provided such trust will accept the Participant’s loan as an investment. The Committee shall determine, in its discretion, whether or not a Direct Rollover is in connection with a sale of the stock or assets of an Employer.
(c) If the Participant fails in any way to comply with the repayment terms of a loan, such loan shall be repaid by offsetting the Participant’s Outstanding Loan balance (including interest) against the amount in the Participant’s segregated loan fund pledged as security for the loan. Any such Outstanding Loan (including interest) shall be so offset and repaid on the earlier of (i) the last day of the “Grace Period” (as hereinafter defined) applicable with respect to such failure to comply, or (ii) the date of any withdrawal or distribution of benefits from the pledged portion of the Participant’s Accounts pursuant to the provisions of the Plan. Notwithstanding the foregoing, amounts in a Participant’s Accounts may not be offset and used to satisfy the payment of such loan (including interest) prior to the earliest time such amounts would otherwise be permitted to be distributed under applicable law. For purposes of this Paragraph, the “Grace Period” with respect to any failure to comply with the repayment terms of a loan shall be the period beginning on the date of such failure and ending on the last day of the calendar quarter following the calendar quarter in which such failure occurred.
(d) Amounts tendered to the Trustee by a Participant in repayment of a loan made pursuant to this Appendix B, (i) shall initially be credited to the Participant’s segregated loan fund, (ii) then shall be transferred as soon as practicable following receipt thereof to the Account or Accounts from which the Participant’s loan was made, and (iii) shall be invested in accordance with the Participant’s current designation as to the investment of amounts allocated to his Accounts pursuant to Article V of the Plan, except that any portion of such amounts that is credited to such Participant’s ESOP Subaccount shall be invested in accordance with Article VI of the Plan.
B-6 Operation of Article. The provisions of this Appendix B shall be applicable to loans granted or renewed on or after the Effective Date. Loans granted or renewed prior to the Effective Date shall be governed by the provisions of the Plan as in effect prior to the Effective Date.

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